Registration Nos. 333-40637
                                                                  811-2441


               As filed with the Commission on November 20, 1997

                    --------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM N-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933  X
                                                        ---
        Pre-Effective Amendment No. ___            ___
        Post-Effective Amendment No.

                                    and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
        Amendment No.   64           X
                       ---          ---

                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                              SEPARATE ACCOUNT D

                          (Exact Name of Registrant)

                    AMERICAN GENERAL LIFE INSURANCE COMPANY

                              (Name of Depositor)

                             2727-A Allen Parkway
                           Houston, Texas 77019-2191
       (Address of Depositor's Principal Executive Officers) (Zip Code)
                                (713) 831-3632
              (Depositor's Telephone Number, including Area Code)

                            Steven A. Glover, Esq.
               Associate General Counsel and Assistant Secretary
                    American General Life Insurance Company
                  2727-A Allen Parkway, Houston, Texas 77019
                    (Name and Address of Agent for Service)

                        Copies of all communications to
                        Freedman, Levy, Kroll & Simonds
                   1050 Connecticut Avenue, N.W., Suite 825
                            Washington, D.C. 20036
                        Attention: Gary O. Cohen, Esq.

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of the Registration Statement

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file another amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                              SEPARATE ACCOUNT D
                                   FORM N-4

                             Cross Reference Sheet

                            Pursuant to Rule 495(a)
                       Under the Securities Act of 1933

                                    PART A
                Showing Location of Information in Prospectuses

 Form N-4
 Item No.                                                    Prospectus Caption
 ---------                                                   -------------------
 1.   Cover Page. . . . . . . . . . . . . . . . . . . . . .  Cover Page

 2.   Definitions . . . . . . . . . . . . . . . . . . . . .  Glossary

 3.   Synopsis or Highlights. . . . . . . . . . . . . . . .  Not Applicable

 4.   Condensed Financial Information . . . . . . . . . . .  Cover Page; Performance Information
                                                             Financial Information3

 5.   General Description of Registrant,
      Depositor and Portfolio Companies . . . . . . . . . .  AGL; Separate Account D; The Series;
                                                             Cover Page

 6.   Deductions and Expenses . . . . . . . . . . . . . . .  Charges Under the Contracts

 7.   General Description of Variable
      Annuity Contracts . . . . . . . . . . . . . . . . . .  Communications to us; Transfer,
                                                             Automatic Rebalancing, Surrender and
                                                             Partial Withdrawal of Owner Account
                                                             Value;  Owners, Annuitants and Bene-
                                                             ficiaries; Assignments; Rights Reserved by
                                                             Us

                                    PART A

 Form N-4
 Item No.                                                    Prospectus Caption
 ---------                                                   -------------------
 8.   Annuity Period. . . . . . . . . . . . . . . . . . . .  Annuity Period and Annuity Payment Op-
                                                             tions

 9.   Death Benefit . . . . . . . . . . . . . . . . . . . .  Death Proceeds

10.   Purchases and Contract Value. . . . . . . . . . . . .  Contract Issuance and Purchase
                                                             Payments; Variable Account Value; Dis-
                                                             tribution Arrangements; One-Time Re-
                                                             instatement Privilege

11.   Redemptions . . . . . . . . . . . . . . . . . . . . .  Transfer, Automatic Rebalancing,
                                                             Surrender and Partial Withdrawal of Owner
                                                             Account Value; Annuity Payment Options;
                                                             Contract Issuance and Purchase Payments;
                                                             Payment and Deferment; Cancellations

12.   Taxes . . . . . . . . . . . . . . . . . . . . . . . .  Federal Income Tax Matters; Limitations
                                                             Imposed by Retirement Plans and Employers

13.   Legal Proceedings . . . . . . . . . . . . . . . . . .  Not Applicable

14.   Table of Contents of Statement
      of Additional Information . . . . . . . . . . . . . .  Contents of Statement of Additional In-
                                                             formation

                                    PART B

    Showing Location of Information in Statement of Additional Information

                                                             Caption in
 Form N-4                                                    Statement of
 Item No.                                                    Additional Information
 ---------                                                   -------------------
15.   Cover Page. . . . . . . . . . . . . . . . . . . . . .  Cover Page

16.   Table of Contents . . . . . . . . . . . . . . . . . .  Cover Page

17.   General Information and
      History . . . . . . . . . . . . . . . . . . . . . . .  General Information; Regulation and Reserves

18.   Services. . . . . . . . . . . . . . . . . . . . . . .  Independent Auditors; Services

19.   Purchase of Securities
      Being Offered . . . . . . . . . . . . . . . . . . . .  Not Applicable*

20.   Underwriters. . . . . . . . . . . . . . . . . . . . .  Principal Underwriter

21.   Calculation of Performance
      Data. . . . . . . . . . . . . . . . . . . . . . . . .  Performance Data for the Divisions; Effect of
                                                             Tax-Deferred Accumulation

22.   Annuity Payments. . . . . . . . . . . . . . . . . . .  Not Applicable*

23.   Financial Statements. . . . . . . . . . . . . . . . .  Financial Statements

      *     All required information is included in Prospectus.

                                    PART C

Information required to be set forth in Part C is set forth under the appropriate item, so numbered, in Part C of the Registration Statement.

                                                                        [DATE]

                    AMERICAN GENERAL LIFE INSURANCE COMPANY

                       PROFILE OF THE SELECT RESERVE(TM)
           COMBINATION FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT


This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the Prospectus that accompanies this Profile. Please read the Prospectus carefully.

1. THE ANNUITY CONTRACT. The Select Reserve(TM) Contract ("Contract") is a combination fixed and variable deferred annuity issued by American General Life Insurance Company ("AGL"). It is primarily designed to provide for retirement income through the investment of after-tax money in Non-Qualified annuities during an accumulation phase. Due to the Contract's substantial minimum initial premium of $50,000, the Contract may not be suitable for many tax-qualified plan programs. However, you may use the Contract for such programs, such as a rollover individual retirement annuity.

Through the Divisions of AGL's Separate Account D, you may invest in one or more of the investment series listed in Section 4, below. You may also invest in Guarantee Periods in AGL's Fixed Account.

The Divisions offer an opportunity to realize better returns than those guaranteed under the Guarantee Periods. However, the Divisions involve risk, and you can lose money. The Guarantee Periods provide guaranteed interest rates that we have set and a guarantee of principal. You may make transfers among the Divisions and Guarantee Periods.

The Contract has an accumulation phase and an annuity phase. During the accumulation phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. During the annuity phase, when you begin receiving regular annuity payments, a portion of each payment is taxable. There are a number of distribution methods available during the accumulation phase and during the annuity phase.

The amount accumulated under your Contract during the accumulation phase will determine the amount of annuity payments during the annuity phase.

2. ANNUITY PAYMENTS. When you are ready to start receiving income, your Contract's value may be applied to any one of the following annuity payout options (these descriptions assume that you are the annuitant): (1) Life Annuity - monthly payments during your life; (2) Life Annuity - Period Certain monthly payments, during your life, but with payments continuing to the beneficiary for the balance of the 10, 15 or 20 years (as you choose) if you die before the end of the chosen period; (3) Joint and Last Survivor-Life - monthly payments during your life and the life of another payee, with payments continuing during the lifetime of the survivor; (4) Certain Period - monthly payments to you or another payee and on your death or the death of the other payee to a beneficiary for a specified period of time between 5 and 40 years, with no life contingencies; (5) Specified Dollar Amount - monthly payments in amounts not less than $125 nor more than $200 per year for each $1,000 of the original amount due, with the balance to a beneficiary if the person receiving the payments dies prior to their completion.


                                   Page One

With the exception of option 5, you may choose annuity payments under the above options to be made on a fixed basis, or on a variable basis, where the dollar amount of your payments will depend upon the investment performance of the Divisions. Option 5 is available only on a fixed basis. A payee receiving variable (but not fixed) annuity payments under option 4 may elect at any time to terminate the option and receive the commuted value of the annuity.

3. PURCHASE. You can purchase a contract by submitting an application. The minimum initial purchase payment under the Contract is $50,000 or more. You may contribute additional amounts of $5,000 or more at any time during the accumulation phase.

4. INVESTMENT OPTIONS. Through the Divisions, you may invest in any or all of the following series of the indicated funds:

                              MUTUAL FUND SERIES

  AMERICAN GENERAL SERIES        HOTCHKIS AND WILEY           LEVCO SERIES TRUST
  PORTFOLIO COMPANY              VARIABLE TRUST               ------------------
  -----------------------        ------------------
                                                              LEVCO Equity Value Fund
  Money Market Fund              Equity Income VIP
                                  Portfolio
                                 Low Duration VIP
                                  Portfolio

 NAVELLIER VARIABLE          OFFITBANK VARIABLE        ROYCE CAPITAL FUND         WRIGHT MANAGED BLUE
 INSURANCE SERIES            INSURANCE FUND, INC.      ------------------         CHIP SERIES TRUST
 FUND, INC.                  --------------------                                 --------------------
 ------------------
  Navellier Growth           OFFITBANK VIF-            Royce Premier              Wright International
  Portfolio                   Emerging Markets          Portfolio                  Blue Chip Portfolio
                              Fund                     Royce Total Return         Wright Selected Blue
                             OFFITBANK VIF-             Portfolio                  Chip Portfolio
                              High Yield Fund
                             OFFITBANK VIF-
                              Total Return Fund
                             OFFITBANK VIF-
                              U.S. Government
                              Securities


You may also invest in a Guarantee Period. Currently, AGL offers a one-year Guarantee Period.

5. EXPENSES. Contract expenses are as follows: A daily charge is deducted for mortality and expense risks at an annual rate of 0.62%, and a daily charge is deducted for administration expenses at an annual rate of 0.04%, of the average daily net asset value of a Division.

There are also investment series charges, which range from ____% to ____% of the average annual assets of the investment series listed in Section 4, above, depending on the series involved. Charges for state premium and other applicable taxes ("premium taxes") may also apply at the time you elect to start receiving income annuity payments.


                                   Page Two

The following chart sets forth the charges in the Contract, as follows: The first two columns show the Contract charges and the series charges, respectively. The third column, the "Total Annual Charges" column, shows the combined total of the charges in the first two columns. The last two columns provide two examples of the charges, in dollars, that you would pay under a Contract, assuming that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. The column for year 1 shows the total annual charges for that year. The column for year 10 shows the aggregate of all the annual charges assessed for the 10 years. The examples assume that there are no charges for premium taxes.


INVESTMENT SERIES                         TOTAL        TOTAL ANNUAL    TOTAL   |    EXAMPLES
                                          ANNUAL       PORTFOLIO       ANNUAL  |    Total Annual
                                          CONTRACT     CHARGES         CHARGES |    Charges at End of:
                                          CHARGES                              |    (1)          (2)
                                                                               |    1 Year    10 Years
Equity Income VIP                         0.66%                                |
LEVCO Equity Value                        0.66%                                |
Low Duration VIP                          0.66%                                |
Navellier Growth                          0.66%         1.35%          2.01%   |
OFFITBANK VIF-Emerging Markets            0.66%                                |
OFFITBANK VIF-High Yield                  0.66%                                |
OFFITBANK VIF-Total Return                0.66%                                |
OFFITBANK VIF-U.S. Government Securities  0.66%                                |
Royce Premier                             0.66%         1.35%          2.01%   |
Royce Total Return                        0.66%         1.35%          2.01%   |
Wright Selected Blue Chip                 0.66%         1.27%          1.93%   |
Wright International Blue Chip            0.66%         2.31%          2.97%   |
Money Market                              0.66%                                |

For newly formed series, charges have been estimated. The charges reflect any expense reimbursement or waiver. For more detailed information, see the Fee Table in the prospectus.

6. TAXES. Usually, you pay taxes on your earnings only when distributions are made from your Contract. In addition, prior to age 59 1/2, you may pay a 10% penalty on the taxable portion of distributions received.

7. ACCESS TO YOUR MONEY. Prior to the annuity starting date, you may receive distributions under your Contract through the following withdrawal options:
(1) Partial Withdrawals of at least $100 may be taken at any time, and (2) Systematic Withdrawals paid monthly, quarterly or annually, subject to a $100 minimum for each payment.

You also have access to your Contract's value by surrendering the Contract. You may do this at any time prior to the annuity starting date. During the annuity payout period, a person receiving variable payments, under a certain period option, may also surrender the Contract. Withdrawals and surrenders may be subject to income tax and a tax penalty.

8. PERFORMANCE. Prior to the annuity starting date, your Contract's value in the Divisions may fluctuate, reflecting the investment performance of the Divisions you have selected. The following chart shows total returns for each Division for the time periods specified. The chart reflects all of the charges in the third column of the chart in section 5., above. If included, premium taxes would reduce the performance numbers shown below. Past performance is not a guarantee of future results.


                                  Page Three

                                            CALENDAR YEAR

 DIVISION                     1996   1995   1994   1993   1992   1991   1990   1989   1988   1987
 --------------------------------------------------------------------------------------------------


9. DEATH BENEFIT. If you die before the annuity starting date, the beneficiary will receive a death benefit. The death benefit is the Contract value at the time we receive proof of death and written request of manner of payment, less premium taxes. If death occurs prior to age 81, the death benefit is the greater of (1) the death benefit in the preceding sentence or (2) the sum of all premiums you have paid under the Contract, less any partial withdrawals and premium taxes.

10. OTHER INFORMATION.

TAX-QUALIFIED PLANS. Please consult your tax adviser before purchasing a Contract in a rollover from an existing tax Qualified retirement plan, including another individual retirement account or annuity under Section 408 of the Internal Revenue Code. Any discussion of taxes in this Profile does not apply to such a Contract.

FREE LOOK. You can examine the Contract for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states. Your refund will equal your Contract's value, reflecting any investment gain or loss in the Divisions you have specified.

AUTOMATIC REBALANCING. You can have your money automatically rebalanced among the Divisions quarterly, semiannually, or annually in order to retain the proportional investments you select.

REPORTS. We will mail to Contract owners or annuitants any reports and communications required by applicable law or regulation. The toll-free number for daily Division values is 1-800-813-5065.

11. INQUIRIES. If you need more information, please contact your registered representative. You may also contact us, at:

American General Life Insurance Company
Annuity Administration Department
P.O. Box 1401
Houston, Texas 77251-1401
Telephone 1-800-813-5065 and 1-713-831-3505


                                   Page Four

                              SELECT RESERVE(TM)
           COMBINATION FIXED AND VARIABLE DEFERRED ANNUITY CONTRACTS
                                  OFFERED BY
                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                       ANNUITY ADMINISTRATION DEPARTMENT
                   P.O. BOX 1401, HOUSTON, TEXAS 77251-1401
                          1-800-813-5065 713/831-3505

American  General  Life  Insurance  Company  ("AGL") is offering  the flexible
payment  deferred   individual   annuity  SELECT   RESERVETM   contracts  (the
"Contracts") described in this Prospectus.


You may use AGL's Separate Account D for a variable investment return under the Contracts based on one or more of the following mutual fund series of the following investment companies:

                              MUTUAL FUND SERIES

  AMERICAN GENERAL SERIES        HOTCHKIS AND WILEY           LEVCO SERIES TRUST
  PORTFOLIO COMPANY              VARIABLE TRUST               ------------------
  -----------------------        ------------------
                                                              LEVCO Equity Value Fund
  Money Market Fund              Equity Income VIP
                                  Portfolio
                                 Low Duration VIP
                                  Portfolio

 NAVELLIER VARIABLE          OFFITBANK VARIABLE        ROYCE CAPITAL FUND         WRIGHT MANAGED BLUE
 INSURANCE SERIES            INSURANCE FUND, INC.      ------------------         CHIP SERIES TRUST
 FUND, INC.                  --------------------                                 --------------------
 ------------------
  Navellier Growth           OFFITBANK VIF-            Royce Premier              Wright International
  Portfolio                   Emerging Markets          Portfolio                  Blue Chip Portfolio
                              Fund                     Royce Total Return         Wright Selected Blue
                             OFFITBANK VIF-             Portfolio                  Chip Portfolio
                              High Yield Fund
                             OFFITBANK VIF-
                              Total Return Fund
                             OFFITBANK VIF-
                              U.S. Government
                              Securities


You may also use AGL's guaranteed interest accumulation option. This option currently has one guarantee period, with a guaranteed interest rate.

This Prospectus is designed to provide information about the Contracts that you should know before investing. Please read it carefully and keep it for future reference. Information about certain aspects of the Contracts, in addition to that found in this Prospectus, has been filed with the Securities and Exchange Commission in the Statement of Additional Information (the "Statement"). The Statement, dated ____________, is incorporated by reference into this Prospectus. The "Table of Contents" of the Statement appears at page ___ of this Prospectus. You may obtain a free copy of the Statement upon written or oral request to AGL's Annuity Administration Department in our Home Office, which is located at 2727-A Allen Parkway, Houston, Texas

77019-2191.  The mailing address and telephone numbers are set forth above.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE RELATED STATEMENT (OR ANY SALES LITERATURE APPROVED BY AGL) IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE
CONTRACTS ARE NOT AVAILABLE IN ALL STATES AND THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL THEREIN.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS VALID ONLY WHEN ACCOMPANIED BY CURRENT FUND PROFILES OF THE AMERICAN GENERAL SERIES PORTFOLIO COMPANY, HOTCHKIS AND WILEY VARIABLE TRUST, LEVCO SERIES TRUST, NAVELLIER VARIABLE INSURANCE SERIES FUND, INC., OFFITBANK VARIABLE INSURANCE FUND, INC., ROYCE CAPITAL FUND, AND WRIGHT MANAGED BLUE CHIP SERIES TRUST. FULL PROSPECTUSES FOR THE FUNDS ARE AVAILABLE UPON REQUEST WITHOUT CHARGE. A FULL PROSPECTUS FOR ANY FUND CHOSEN AS AN INVESTMENT OPTION WILL BE FURNISHED WITH THE CONFIRMATION OF CONTRACT PURCHASE.

                     PROSPECTUS DATED ___________________

                                   CONTENTS

Glossary..................................................................
Fee Table.................................................................
Communications to Us......................................................
Performance Information...................................................
  Financial Ratings.......................................................
  Other Information.......................................................
Financial Information.....................................................
AGL.......................................................................
Separate Account D........................................................
The Series ...............................................................
  Voting Privileges.......................................................
The Fixed Account.........................................................
Contract Issuance and Purchase Payments...................................
Cancellations.............................................................
Owner Account Value.......................................................
  Variable Account Value..................................................
  Fixed Account Value.....................................................
Transfer, Automatic Rebalancing, Surrender and Partial Withdrawal of
 Owner....................................................................
  Account Value...........................................................
  Transfers...............................................................
  Automatic Rebalancing...................................................
  Surrenders and Partial Withdrawals......................................
Annuity Period and Annuity Payment Options................................
  Annuity Commencement Date...............................................
  Application of Owner Account Value......................................
  Fixed and Variable Annuity Payments.....................................
  Annuity Payment Options.................................................
  Transfers...............................................................
Death Proceeds............................................................
  Death Proceeds Prior to the Annuity Commencement Date...................
  Death Proceeds After the Annuity Commencement Date......................
  Proof of Death..........................................................
Charges Under the Contracts...............................................
  Premium Taxes...........................................................
  Transfer Charges........................................................
  Charge to Separate Account D............................................
  Miscellaneous...........................................................
  Systematic Withdrawal Plan .............................................
  One-Time Reinstatement Privilege........................................
  Reduction in Administrative Expense Charge..............................
Other Aspects of the Contracts............................................
  Owners, Annuitants and Beneficiaries; Assignments.......................
  Reports.................................................................


                                       3


  Rights Reserved by Us...................................................
  Payment and Deferment...................................................
Federal Income Tax Matters................................................
  General.................................................................
  Limitations Imposed by Retirement Plans and Employers...................
  Non-Qualified Contracts.................................................
  Individual Retirement Annuities ("IRAs")................................
Roth IRAs.................................................................
  Simplified Employee Pension Plans.......................................
  Simple Retirement Accounts..............................................
  Other Qualified Plans...................................................
  Private Employer Unfunded Deferred Compensation Plans...................
  Excess Distributions - 15% Tax..........................................
  Federal Income Tax Withholding and Reporting............................
  Taxes Payable by AGL and Separate Account D.............................
Distribution Arrangements.................................................
Legal Matters.............................................................
Other Information on File.................................................
Contents of Statement of Additional Information...........................

                                   GLOSSARY


WE, OUR, AND US. American General Life Insurance Company ("AGL").

YOU, YOUR, OWNER. The Owner of the Contract. The "Owner" is the person, persons or entity entitled to the ownership rights stated in the Contract. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), or Section 408(k) of the Internal Revenue Code to serve as legal owner of assets of a retirement plan. The term "Owner" as used herein, shall refer to the organization entering into the Contract.

ACCOUNT VALUE. The sum of the Fixed Account Value and the Variable Account Value after deduction of any fees. The Fixed Account Value is the sum of net purchase payments and transfers into the Fixed Account, plus accumulated interest, less any partial withdrawals and transfers out of the Fixed Account. The Variable Account Value is the sum of the values of the Separate Account Divisions. The value of a Separate Account Division is the value of a Division's Accumulation Unit multiplied by the number of Accumulation Units in that Division.

ACCUMULATION UNIT. A measuring unit used in calculating your interest in a Division of Separate Account D prior to the Annuity Commencement Date.

ADMINISTRATIVE EXPENSE CHARGE. An annual charge incurred by Separate Account D which we receive to reimburse us for administrative expenses.

AGE.  Age last birthday unless otherwise stated.

ANNUITANT. The person upon whose date of birth and sex income payments are based. (Upon whose date of birth income payments are based if issued on a Unisex basis).

ANNUITY COMMENCEMENT DATE. The date on which we begin making payments under an Annuity Payment Option, unless a lump-sum distribution is elected instead.

ANNUITY PAYMENT OPTION. One of the several forms in which you can request us to make annuity payments.

ANNUITY PERIOD. The period during which we make annuity payments under an Annuity Payment Option.

ANNUITY UNIT. A measuring unit used in calculating the amount of Variable Annuity Payments

BENEFICIARY. . The person entitled to receive benefits in the event the Owner or Annuitant dies. If no named Beneficiary or Contingent Beneficiary is living at the time any payment is to be made, the Owner shall be the Beneficiary, or if the Owner is not living, the Owner's estate shall be the Beneficiary.

CODE. The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT. A person named by the Owner of a Non-Qualified Contract to become the Annuitant if: (1) the Annuitant dies before the Annuity Commencement Date; and (2) the Contingent Annuitant is then living. A Contingent Annuitant may not be named except at the time of application. Once named, the choice may not be revoked or replaced. If a Contingent Annuitant dies, a new Contingent Annuitant may not be named. After Annuity Payments start, a Contingent Annuitant may not become the Annuitant.

CONTINGENT BENEFICIARY. A person that you designate to receive any proceeds due under a Contract following the death of an Owner or an Annuitant, if the Beneficiary has died but the Contingent Beneficiary survives at the time such proceeds become payable.

CONTRACT.  An individual annuity Contract offered by this Prospectus.

CONTRACT ANNIVERSARY. Each anniversary of the Date of Issue of the Contract.

CONTRACT YEAR. A period of 12 consecutive months beginning on the Date of Issue or any anniversary thereof before the Annuity Commencement Date.

DIVISION. One of the several different investment options into which Separate Account D is divided.

FIXED ACCOUNT. An investment account providing for allocations to earn interest at a guaranteed rate for a guaranteed period.

FIXED ACCOUNT VALUE. The amount of your Account Value which is in the Fixed Account. FIXED ANNUITY PAYMENTS. Annuity payments that are fixed in amount and do not vary with the investment experience of any Division of Separate Account D.

GENERAL ACCOUNT. All assets of AGL other than those in Separate Account D or any other legally-segregated separate account established by AGL.

GUARANTEED INTEREST RATE. The rate of interest we credit during any Guarantee Period, on an effective annual basis.

GUARANTEE PERIOD. The period for which a Guaranteed Interest Rate is credited.

HOME OFFICE. Our office at the following addresses and phone numbers: American General Life Insurance Company, Annuity Administration Department, 2727-A Allen Parkway, Houston, Texas 77019-2191; mailing address - P.O. Box 1401, Houston, Texas 77251-1401; 1-800-813-5065 or 713-831-3505.

INVESTMENT COMPANY ACT OF 1940 ("1940 ACT"). A federal law governing the operations of investment companies such as the Series and Separate Account D.

NON-QUALIFIED. Not eligible for the special federal income tax treatment applicable in connection with retirement plans pursuant to Sections 401, 403, or 408 of the Code.

OWNER. The holder of record of a Contract, except that the employer or trustee may be the Owner of the Contract in connection with a retirement plan.

QUALIFIED. Eligible for the special federal income tax treatment applicable in connection with retirement plans pursuant to sections 401, 403, or 408 of the Code.

SEPARATE ACCOUNT D. The segregated asset account referred to as American General Life Insurance Company Separate Account D established to receive and invest purchase payments under the Contracts.

SERIES. An individual portfolio or fund of a mutual fund available for investment under the Contracts. Currently, the series available under the Contracts are part of the American General Series Portfolio Company, Hotchkis and Wiley Variable Trust, , LEVCO Series Trust, Navellier Variable Insurance Series Fund, Inc., OFFITBANK Variable Insurance Fund, Inc., Royce Capital Fund, and Wright Managed Blue Chip Series Trust.

SURRENDER CHARGE. A charge for sales expenses that may be assessed upon surrenders of and payments of certain other amounts from a Contract.

VALUATION DATE. All days on which we are open for business except, with respect to any Division, days on which the related Series does not value its shares.

VALUATION PERIOD. The period that starts at the close of regular trading on the New York Stock Exchange on a Valuation Date and ends at the close of regular trading on the exchange on the next succeeding Valuation Date.

VARIABLE ANNUITY PAYMENTS. Annuity payments that vary in amount based on the investment experience of one or more of the Divisions of Separate Account D.

VARIABLE ACCOUNT VALUE. The amount of your Account Value that is in Separate Account D.

WRITTEN. Signed, dated, in form and substance satisfactory to us and received at our Home Office. See "Synopsis of Contract Provisions - Communications to Us." You must use special forms provided by us or your sales representative to authorize telephone transfers, elect an Annuity Option or exercise your one-time reinstatement privilege.

                                   FEE TABLE

     The purpose of this Fee Table is to assist you in understanding the various costs and expenses that you will bear directly or indirectly pursuant to a Contract and in connection with the Series. The table reflects expenses of the Separate Account as well as the Series. Amounts for state premium taxes or similar assessments may also be deducted, where applicable.


PARTICIPANT TRANSACTION CHARGES
        Front-End Sales Charge Imposed on Purchases......................  0%
        Surrender Charge.................................................  0%
        Transfer Charge.................................................. $0 (1)


ANNUAL CONTRACT FEE...................................................... $0


SEPARATE ACCOUNT D ANNUAL EXPENSES (as a percentage of average daily net asset value)

        Mortality and Expense Risk Charge................................ 0.62%
        Administrative Expense Charge.................................... 0.04%
                                                                          -----
          Total Separate Account D Annual Expenses....................... 0.66%
                                                                          =====

(1) This charge is $25 after the twelfth transfer during each Contract Year prior to the Annuity Commencement Date. There is an exception to this charge. See "Automatic Rebalancing."

THE SERIES' ANNUAL EXPENSES (1)  (as a percentage of average net  assets)

                                                   Management        Other
                                                   Fees After        Expenses          Total Series
                                                   Expense           After Expense     Operating
                                                   Reimbursement     Reimbursement     Expenses
                                                   -------------     -------------     -------------
Equity Income VIP (2)                              _____             _____             _____
LEVCO Equity Value                                 _____             _____             _____
Low Duration VIP (2)                               _____             _____             _____
Navellier Growth                                   _____             _____             _____
OFFITBANK VIF-Emerging Markets                     _____             _____             _____
OFFITBANK VIF-High Yield                           _____             _____             _____
OFFITBANK VIF-Total Return                         _____             _____             _____
OFFITBANK VIF-U. S. Government Securities          _____             _____             _____
Royce Premier                                      _____             _____             _____
Royce Total Return                                 _____             _____             _____
Wright International Blue Chip (2)                 _____             _____             _____
Wright Selected Blue Chip (2)                      _____             _____             _____
Money Market (2)                                   _____             _____             _____

(1) The annual expenses are estimated for the current fiscal year for the LEVCO Equity Value, Navellier Growth, OFFITBANK VIF-Emerging Markets, OFFITBANK VIF-High Yield, OFFITBANK VIF-Total Return, OFFITBANK VIF-U.S. Government Securities, Royce Premier and Royce Total Return Series, because none of the Series has financial statements covering a period of at least ten months.

(2) If certain voluntary expense reimbursements from the investment adviser were terminated, management fees and other expenses would have been as set out in the following table. Information about annual expenses excluding voluntary expense reimbursements is not available for the other Portfolios because none of the other Series has financial statements covering a period of at least ten months.

                                        Management              Other                Total
                                          Fees                 Expenses            Expenses
                                        ----------             --------            --------
Equity Income VIP                          ____                  ____                 ____
Low Duration VIP                           ____                  ____                 ____
Wright International Blue Chip             ____                  ____                 ____
Wright Selected Blue Chip                  ____                  ____                 ____
Money Market                               ____                  ____                 ____

EXAMPLE (3) Whether  or not  you  surrender  or  annuitize  at the  end of the applicable time period, a $1,000 investment would be subject to the following expenses, assuming a 5% annual return on assets:

If all amounts are invested                 1 YEAR        3 YEARS       5 YEARS        10 YEARS
in one of the following                     ------        -------       -------        --------
Series:
Equity Income VIP                           _____         _____         _____          _____
LEVCO Equity Value                          _____         _____         _____          _____
Low Duration VIP                            _____         _____         _____          _____
Navellier Growth                            _____         _____         _____          _____
OFFITBANK VIF-Emerging Markets              _____         _____         _____          _____


                                       9


OFFITBANK VIF-High Yield                    _____         _____         _____          _____
OFFITBANK VIF-Total Return                  _____         _____         _____          _____
OFFITBANK VIF-U. S. Government Securities   _____         _____         _____          _____
Royce Premier                               _____         _____         _____          _____
Royce Total Return                          _____         _____         _____          _____
Wright International Blue Chip              _____         _____         _____          _____
Wright Selected Blue Chip                   _____         _____         _____          _____
Money Market                                _____         _____         _____          _____

(3) In this Example, "N/A" indicates that SEC rules require that the LEVCO Equity Value, Navellier Growth, OFFITBANK VIF-Emerging Markets, OFFITBANK VIF-High Yield, OFFITBANK VIF-Total Return, OFFITBANK VIF-U.S. Government Securities, Royce Premier and Royce Total Return complete the Example for only the one and three year periods.

     THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. Similarly, the assumed 5% annual rate of return is not an estimate or a guarantee of future investment performance. The Examples are based, with respect to all of the Series, on an estimated Average Account Value of $40,000.

                              COMMUNICATION TO US

     All communications to us should include your contract number, your name and, if different, the Annuitant's name. Communications may be directed to the addresses and phone numbers on the cover of this Prospectus.

     Except as otherwise specified in this Prospectus, purchase payments or other communications are deemed received at our Home Office on the actual date of receipt there in proper form unless received (1) after the close of regular trading on The New York Stock Exchange or (2) on a date that is not a Valuation Date. In either of these cases, the date of receipt will be deemed to be the next Valuation Date.

                            PERFORMANCE INFORMATION

     From time to time, Separate Account D may include in advertisements and other sales materials several types of performance information for the Divisions, including "average annual total return" and "cumulative total return." The ______________, and ______________ may also advertise "yield."
The ______________ may advertise "yield" and "effective yield."

     The performance information that may be presented is not an estimate or guarantee of future investment performance and does not represent the actual experience of amounts invested by a particular Owner. Additional information concerning a Division's performance appears in the Statement.

     TOTAL RETURN AND YIELD QUOTATIONS. Average annual total return and cumulative total return calculations measure the net income of a Division plus the effect of any realized or unrealized appreciation or depreciation of the underlying investments in the Division for the period in question. Average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of an investment in a Division over the applicable period. Cumulative total return figures represent the cumulative change in value of an investment in a Division for various periods.

     Yield is a measure of the net dividend and interest income earned over a specific one month or 30 day period (seven day period for the Money Market Division) expressed as a percentage of the value of the Division's Accumulation Units. Yield is an annualized figure, which means that it is assumed that the Division generates the same level of net income over a one year period which is compounded on a semi-annual basis. The effective yield for the Money Market Division is calculated similarly but includes the effect of assumed compounding. The Money Market Division's effective yield will be slightly higher than its yield due to this compounding effect.

     Average annual total return figures include the deduction of all recurring charges and fees applicable under the Contract to all Owner accounts, including the Mortality and Expense Risk Charge and the Administrative Expense Charge.

     DIVISION PERFORMANCE. The investment performance for each Division that invests in a corresponding Series of the Trust will generally reflect the investment performance of that corresponding Series for the periods stated. This information will appear in the Statement. For periods prior to the date the Contracts became available, the performance information for a Division will be calculated on a hypothetical basis by applying current Separate Account fees and charges under the Contract to the historical performance of the corresponding Series. We may waive or reimburse certain fees or charges applicable to the Contract and such waivers or reimbursements will affect each Divisions's performance results.

     Information about the experience of the investment advisers to the Series of the Fund appears in the prospectus for the Fund.

FINANCIAL RATINGS

AGL may also advertise or report to Owners its ratings as an insurance company by the A. M. Best Company. Each year, A. M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's Ratings. These ratings reflect their current opinion of the relative financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's Ratings range from A++ to F. An A++ rating means, in the opinion of A. M. Best, that the insurer has demonstrated the strongest ability to meet its respective policyholder and other contractual obligations. A. M. Best publishes Best's Insurance Reports, Life-Health Edition. The 1997 Edition reaffirmed AGL's rating of A++ (Superior), as of July 1997 for financial position and operating performance.

In addition, the claims-paying ability of AGL as measured by the Standard & Poor's Corporation may be referred to in advertisements or in reports to Owners. A Standard & Poor's insurance claims-paying ability rating is an assessment of an operating insurance company's financial capacity to meet the obligations of its insurance policies in accordance with their terms. Standard & Poor's ratings range from AAA to D. The Company's claims paying ability is AA+ (Excellent), as of June 1997.

AGL may additionally advertise its rating from Duff & Phelps Credit Rating Co. A Duff & Phelps rating is an assessment of a company's insurance claims paying ability. Duff & Phelps ratings range from AAA to CCC. Duff & Phelps rates the claims paying ability of AGL as AAA, the highest level, reaffirmed as of August 1997.

The ratings from A. M. Best, Standard & Poors, and Duff & Phelps reflect the claims paying ability and financial strength of AGL and are not a rating of investment performance that purchasers of insurance products have experienced or are likely to experience in the future.

OTHER INFORMATION

     In addition, AGL may include in certain advertisements endorsements in the form of a list of organizations, individuals or other parties that recommend the Company or the Contracts. AGL may occasionally include in advertisements comparisons of currently taxable and tax-deferred investment programs, based on selected tax brackets, or discussions of alternative investment vehicles and general economic conditions.

                             FINANCIAL INFORMATION

     The financial statements of AGL are located in the Statement. See the cover page of the Prospectus for information on how to obtain a copy of the Statement. The financial statements of AGL should be considered only as bearing on the ability of AGL to meet its contractual obligations under the Contracts; they do not bear on the investment performance of Separate Account D.

     Financial statements of AGL and Separate Account D, including financial information about the Divisions which invest in the Series of the Trust are included in the Statement. See "Contents of Statement of Additional Information."

                                      AGL

     AGL is a stock life insurance company organized under the laws of the State of Texas, which is a successor in interest to a company originally organized under the laws of the State of Delaware in 1917. AGL is an indirect, wholly-owned subsidiary of American General Corporation (formerly American General Insurance Company), a diversified financial services holding company engaged primarily in the insurance business. The commitments under the Contracts are AGL's, and American General Corporation has no legal obligation to back those commitments.

                              SEPARATE ACCOUNT D

     Separate Account D was originally established on November 19, 1973 and consists of 56 Divisions, 13 of which are available under the Contracts offered by this Prospectus, and 43 of which are available under contracts funded through Separate Account D, but not offered by this Prospectus. Separate Account D is registered with the Securities and Exchange Commission as a unit investment trust under the 1940 Act.

     Each Division of Separate Account D is part of AGL's general business and the assets of Separate Account D belong to AGL. Under Texas law and the terms of the Contracts, the assets of Separate Account D will not be chargeable with liabilities arising out of any other business which AGL may conduct, but will be held exclusively to meet AGL's obligations under variable annuity contracts. Furthermore, the income, gains, and losses, whether or not realized, from assets allocated to Separate Account D, are, in accordance with the Contracts, credited to or charged against the Separate Account without regard to other income, gains, or losses of AGL.

                                  THE SERIES

     The variable benefits under the Contracts are funded by 13 Divisions of the Separate Account. These Divisions invest in shares of one series of American General Series Portfolio Company, two series of Hotchkis and Wiley Variable Trust, one series of LEVCO Series Trust, one series of Navellier Variable Insurance Series

Fund, Inc., four series of OFFITBANK Variable Insurance Fund, Inc., two series of Royce Capital Fund,and two series of Wright Managed Blue Chip Series Trust (collectively, the "Underlying Funds"). The Underlying Funds offer shares of these Series, without sales charges, exclusively to insurance company variable annuity and variable life insurance separate accounts and not directly to the public. The Underlying Funds offer shares to variable annuity and variable life insurance separate accounts of insurers that are not affiliated with AGL.

     We do not foresee any disadvantage to Owners of Contracts arising out of these arrangements. Nevertheless, differences in treatment under tax and other laws, as well as other considerations, could cause the interests of various owners to conflict. For example, violation of the federal tax laws by one separate account investing in one of the Underlying Funds could cause the contracts funded through another separate account to lose their tax deferred status, unless remedial action were taken. If a material irreconcilable conflict arises between separate accounts, a separate account may be required to withdraw its participation in one of the Underlying Funds. If it becomes necessary for any separate account to replace shares of one of the Underlying Funds with another investment, one of the Underlying Funds may have to liquidate portfolio securities on a disadvantageous basis. At the same time, the Boards of Directors or Boards of Trustees of the Underlying Funds and we will monitor events for any material irreconcilable conflicts that may possibly arise and determine what action, if any, should be taken to remedy or eliminate the conflict.


The Series of the investment companies, along with management and investment objective information, are as follows:

               INVESTMENT                                                           INVESTMENT
                COMPANY                              SERIES                       ADVISOR/MANAGER
 ---------------------------------------- ------------------------------ -----------------------------------
 American General Series Portfolio         o Money Market Fund            Variable Annuity Life Insurance
 Company                                                                   Company


 Hotchkis and Wiley Variable Trust         o Equity Income VIP            Hotchkis and Wiley
                                              Portfolio
                                           o Low Duration VIP
                                              Portfolio
 LEVCO Series Trust                        o LEVCO Equity Value           John A. Levin and Company, Inc.
                                              Fund


 Navellier Variable Insurance Series       o Navellier Growth             Navellier Management, Inc.
 Fund, Inc.                                   Portfolio


 OFFITBANK Variable Insurance Fund, Inc.   o OFFITBANK VIF-Emerging       OFFITBANK
                                              Markets Fund
                                           o OFFITBANK VIF-High Yield
                                              Fund
                                           o OFFITBANK VIF-Total
                                              Return Fund
                                           o OFFITBANK VIF- U.S.
                                              Government Securities
                                              Fund
 Royce Capital Fund                        o Royce Premier Portfolio      Royce and Associates, Inc.
                                           o Royce Total Return
                                              Portfolio

 Wright Managed Blue Chip Series Trust     o Wright International Blue    Wright Investors Service, Inc.
                                              Chip Portfolio
                                           o Wright Selected Blue Chip
                                              Portfolio

 SERIES                                                INVESTMENT OBJECTIVE
 ----------------------- ---------------------------------------------------------------------------------
 Equity Income VIP       This Portfolio seeks to provide current income and long-term growth of income,
 Portfolio               accompanied by growth of capital.  The Portfolio invests in domestic equity securities.
 LEVCO  Equity  Value    This Fund seeks to achieve long-term growth of capital through an emphasis on the
                         Fund preservation of capital and an attempt to control volatility as measured against the Standard & Poor's Composite 500 Stock Index.

 Low Duration VIP        This Portfolio seeks to maximize total return,  consistent  with  preservation of
                         Portfolio  capital.   The  Portfolio  invests  in  a  diversified   portfolio  of
                         fixed-income securities of varying maturities with a portfolio duration of one to three years.
 Navellier Growth        This Portfolio seeks to achieve long-term growth of capital primarily through
                         Portfolio investment in companies with appreciation potential.

 OFFITBANK VIF-          This Fund seeks to provide investors with a competitive total investment return
 Emerging  Markets       by focusing on current yield and opportunities for capital appreciation primarily
 Fund                    by investing in corporate and sovereign debt securities of emerging market countries.

 OFFITBANK VIF-          This Fund seeks high current income with capital appreciation as a secondary
 High Yield Fund         objective.


 OFFITBANK VIF-          This Fund seeks to maximize total return from a combination of capital
 Total Return Fund       appreciation and current income.

 OFFITBANK VIF-          This Fund seeks current income consistent with preservation of
 U.S. Government         capital.
 Securities Fund

 Royce Premier           This Portfolio seeks primarily long-term growth and secondarily current income.
 Portfolio               It seeks to achieve these objectives through investments in a limited portfolio of common stocks and convertible securities of companies viewed by Royce and
                         Associates, Inc. as having superior financial characteristics and/or unusually attractive business prospects.

 Royce Total Return      This Portfolio seeks an equal focus on both long-term growth of capital and
 Portfolio               current income. It seeks to achieve this objective through investments in a broadly diversified portfolio of dividend-paying common stocks of companies selected on a value basis.

 Wright International    This Portfolio seeks long-term capital appreciation by investing primarily in
 Blue Chip Portfolio     equity securities of well-established, non-U.S. companies that meet the Advisor's quality standards.

 Wright Selected Blue    This Portfolio seeks long-term capital appreciation and, as a secondary
 Chip Portfolio          objective, reasonable current income by investing primarily in equity securities of well-established U.S. companies that meet the Advisor's quality standards.


Money Market Fund        This Fund seeks liquidity, protection of capital and current income through investments in short-term money market instruments.

                         SHARES OF THE MONEY MARKET FUND ARE NEITHER INSURED NOR GUARANTEED BY THE U.S.
                         GOVERNMENT. THERE IS NO ASSURANCE THAT THIS FUND WILL BE ABLE TO MAINTAIN A
                         STABLE NET ASSET VALUE OF $1.00 PER SHARE.

     Any dividends or capital gain distributions attributable to Contracts are automatically reinvested in shares of the Series from which they are received at the Series' net asset value on the date payable. Such dividends and distributions will have the effect of reducing the net asset value of each share of the corresponding Series and increasing, by an equivalent value, the number of shares outstanding of the Series. However, the value of your interest in the corresponding Division will not change as a result of any such dividends and distributions.

     Before selecting any Division, you should carefully read the Fund Profile for the Underlying Fund that includes more complete information about the Series in which that Division invests, including investment objectives and policies, charges and expenses. You can find information about the investment performance of a Series of the Underlying Funds and information about the experience of the investment advisers to that Series of the Underlying Funds in the Fund Profile for that particular Underlying Fund that accompanies this prospectus. Additionally, you may obtain, free of charge, copies of the full prospectus and Statement of Additional Information for an Underlying Fund by contacting AGL's Annuity Administration Department at the addresses and phone number set forth on the cover page of this Prospectus. When making your request, please specify the single or the several Series of the Underlying Fund in which you are interested.

     High yielding fixed-income securities such as those in which the ___________ invests are subject to greater market fluctuations and risk of loss of income and principal than investments in lower yielding fixed-income securities. Potential investors in this Division should carefully read the Fund Profile that pertains to this Series and consider their ability to assume the risks of making an investment in this Division.

VOTING PRIVILEGES

     The Owner prior to the Annuity Commencement Date and the Annuitant or other payee during the Annuity Period will be entitled to give us instructions as to how Series shares held in the Divisions of Separate Account D attributable to their Contract should be voted at meetings of shareholders of the Series. Those persons entitled to give voting instructions and the number of votes for which they may give directions will be determined as of the record date for a meeting. Separate Account D will vote all shares of each Series that it holds of record in accordance with instructions received with respect to all AGL annuity contracts participating in that Series.

     Separate Account D will also vote all shares of each Series for which no instructions have been received for or against any proposition in the same proportion as the shares for which voting instructions were received.

     Prior to the Annuity Commencement Date, the number of votes each Owner is entitled to direct with respect to a particular Series is equal to (a) the Owner's Variable Account Value attributable to that Series divided by (b) the net asset value of one share of that Series. In determining the number of votes, fractional votes will be recognized. While a variable Annuity Payment Option is in effect, the number of votes an Annuitant or payee is entitled to direct with respect to a particular Series will be computed in a comparable manner, based on our liability for future Variable Annuity Payments with respect to that Annuitant or payee as of the record date. Such liability for future payments will be calculated on the basis of the mortality assumptions and the assumed interest rate used in determining the number of Annuity Units under a Contract and the applicable value of an Annuity Unit on the record date.

     Series shares held by insurance company separate accounts other than Separate Account D will generally be voted in accordance with instructions of participants in such other separate accounts.

     We believe that AGL's voting instruction procedures comply with current federal securities law requirements and interpretations thereof. However, AGL reserves the right to modify these procedures in any manner consistent with applicable legal requirements and interpretations as in effect from time to time.

                               THE FIXED ACCOUNT

     AMOUNTS IN THE FIXED ACCOUNT OR SUPPORTING FIXED ANNUITY PAYMENTS BECOME PART OF OUR GENERAL ACCOUNT. BECAUSE OF EXEMPTIVE AND EXCLUSIONARY PROVISIONS, INTERESTS IN THE GENERAL ACCOUNT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR IS THE GENERAL ACCOUNT REGISTERED AS AN INVESTMENT COMPANY UNDER THE 1940 ACT. WE HAVE BEEN ADVISED THAT THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION HAS NOT REVIEWED THE DISCLOSURES IN THIS PROSPECTUS THAT RELATE TO THE FIXED ACCOUNT OR FIXED ANNUITY PAYMENTS. DISCLOSURES REGARDING THESE MATTERS, HOWEVER, MAY BE SUBJECT TO CERTAIN GENERALLY-APPLICABLE PROVISIONS OF THE FEDERAL SECURITIES LAWS RELATING TO THE ACCURACY AND COMPLETENESS OF STATEMENTS IN PROSPECTUSES.

     Our obligations with respect to the Fixed Account are legal obligations of AGL and are supported by our General Account assets, which also support obligations incurred by us under other insurance and annuity contracts. Investments purchased with amounts allocated to the Fixed Account are the property of AGL, and Owners have no legal rights in such investments.

     The Fixed Account is not available under Contracts purchased in Oregon.

     Account Value that is allocated by the Owner to the Fixed Account earns a Guaranteed Interest Rate commencing with the date of such allocation. This Guaranteed Interest Rate continues for a number of years selected by the Owner from among the Guarantee Periods that we then offer. At the end of a Guarantee Period, the Owner's Account Value in that Guarantee Period, including interest accrued thereon, will be allocated to a new Guarantee Period of the same length unless AGL has received a Written request from the Owner to allocate this amount to a different Guarantee Period or Periods or to one or more of the Divisions of Separate Account D. We must receive this Written request at least 15 days prior to or 15 days after the end of the Guarantee Period. If the Owner has not provided such Written request and the renewed Guarantee Period extends beyond the scheduled Annuity Commencement Date, we will nevertheless contact the Owner regarding the scheduled Annuity Commencement Date. If the Owner elects to annuitize in this circumstance, the Surrender Charge may be waived. (See "Annuity Payment Options" and "Surrender Charge.") The first day of the new Guarantee Period (or other reallocation) will be the day after the end of the prior Guarantee Period. We will notify the Owner at least 30 days and not more than 60 days prior to the end of any Guarantee Period. If the Owner's Account Value in a Guarantee Period is less than $500, we reserve the right to automatically transfer without charge, the balance to the Money Market Division at the end of that Guarantee Period, unless we have received in good order Written instructions to transfer such balance to a different Division.

     We declare the Guaranteed Interest Rates from time to time as market conditions dictate. We advise an Owner of the Guaranteed Interest Rate for a chosen Guarantee Period at the time a purchase payment is received, a transfer is effectuated or a Guarantee Period is renewed. A different rate of interest may be credited to one Guarantee Period than to another Guarantee Period that is the same length but that began on a different date. The minimum Guaranteed Interest Rate is an effective annual rate of 3%.

     Each Guarantee Period has its own Guaranteed Interest Rate, which may differ from those for other Guarantee Periods. From time to time we will, at our discretion, change the Guaranteed Interest Rate for future Guarantee Periods of various lengths. These changes will not affect the Guaranteed Interest Rates being paid on Guarantee Periods that have already commenced. Each allocation or transfer of an amount to a Guarantee Period commences the running of a new Guarantee Period with respect to that amount, which will earn a

Guaranteed Interest Rate that will continue unchanged until the end of that Period. The Guaranteed Interest Rate will never be less than the minimum Guaranteed Interest Rate stated in your Contract. Currently we make available a one year Guarantee Period, and no others. However we reserve the right to change the Guarantee Periods that we are making available at any time.

     AGL'S MANAGEMENT MAKES THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED. AGL CANNOT PREDICT OR ASSURE THE LEVEL OF ANY FUTURE GUARANTEED INTEREST RATES IN EXCESS OF THE MINIMUM GUARANTEED INTEREST RATE STATED IN YOUR CONTRACT.

     Information concerning the Guaranteed Interest Rates applicable to the various Guarantee Periods at any time may be obtained from your sales representative or from the addresses or phone numbers set forth on the cover page of this Prospectus.

                    CONTRACT ISSUANCE AND PURCHASE PAYMENTS

     The minimum initial purchase payment is $50,000. The amount of any subsequent purchase payment allocated to any Division or Guarantee Period must be at least $5,000. We reserve the right to modify these minimums, in our discretion.

     An application to purchase a Contract must be made by signed Written application form provided by AGL or by such other medium or format as may be agreed to by AGL and American General Securities Incorporated ("AGSI"). as distributor of the Contracts. When a purchase payment accompanies an application to purchase a Contract and the application is properly completed, we will either process the application, credit the purchase payment, and issue the Contract or reject the application and return the purchase payment within two Valuation Dates after receipt of the application at our Home Office.

     If the application is not complete or is incorrectly completed, we will request additional documents or information within five Valuation Dates after receipt of the application at our Home Office. If a correctly-completed application is not received within five Valuation Dates after receipt of the purchase payment at our Home Office, we will return the purchase payment immediately unless the prospective purchaser specifically consents to our retaining the purchase payment until the application is made complete, in which case the initial purchase payment is credited as of the end of the Valuation Period in which we receive at our Home Office the last information required to process the application. Subsequent purchase payments are credited as of the end of the Valuation Period in which they and any required Written identifying information, are received at our Home Office. We reserve the right to reject any application or purchase payment for any reason.

     If the Owner's Account Value in any Division falls below $500 because of a partial withdrawal from the Contract, we reserve the right to transfer, without charge, the remaining balance to the Money Market Division. If the Owner's Account Value in any Division falls below $500 because of a transfer to another Division or to the Fixed Account, we reserve the right to transfer the remaining balance in that Division, without charge and pro rata, to the Division, Divisions or Fixed Account to which the transfer was made. These minimum requirements are waived for transfers under the Automatic Rebalancing program. See "Automatic Rebalancing." If the Owner's total Account Value falls below $10,000, we may cancel the Contract. Such a cancellation would be considered a full surrender of the Contract. We will provide you with 60 days' advance notice of any such cancellation.

     So long as the Account Value does not fall below $10,000, you need make no further purchase payments. You may, however, elect to make subsequent purchase payments at any time prior to the Annuity Commencement Date and while the Owner and Annuitant are still living. Checks for subsequent purchase payments should be made payable to American General Life Insurance Company and forwarded directly to our Home Office. We also accept purchase payments by wire or by exchange from another insurance company. You may obtain further information about how to make purchase payments by either of these methods from your sales representative or from us at the addresses and telephone numbers on the cover page of this Prospectus. Purchase payments pursuant to salary reduction plans may be made only with our agreement.

     Your purchase payments begin to earn a return in the Divisions of Separate Account D or the Guarantee Periods of the Fixed Account as of the date we credit the purchase payments to your Contract. In your application form, you select (in whole percentages) the amount of each purchase payment that is to be allocated to each Division and each Guarantee Period. You can change these allocation percentages at any time by Written notice to us.

                                 CANCELLATIONS

     You may cancel your Contract by delivering it or mailing it with a Written cancellation request to our Home Office or to the sales representative through whom it was purchased, before the close of business on the 10th day after you receive the Contract. (In some cases, the Contract may provide for a 20 or 30 day, rather than a 10 day period.) If the foregoing items are sent by mail, properly addressed and postage prepaid, they will be deemed to be received by us on the date actually received.

     We will refund to you the Owner Account Value plus any premium taxes that have been deducted. In states where the law so requires, however, we will refund the greater of that amount or the amount of your purchase payments or, if the law permits, the amount of your purchase payments.

                              OWNER ACCOUNT VALUE

     Prior to the Annuity Commencement Date, your Account Value under a Contract is the sum of your Variable Account Value and Fixed Account Value, as discussed below.

VARIABLE ACCOUNT VALUE

     Your Variable Account Value as of any Valuation Date prior to the Annuity Commencement Date is the sum of your Variable Account Values in each Division of Separate Account D as of that date. Your Variable Account Value in any such Division is the product of the number of your Accumulation Units in that Division multiplied by the value of one such Accumulation Unit as of that Valuation Date. There is no guaranteed minimum Variable Account Value. To the extent that your Account Value is allocated to Separate Account D, you bear the entire risk of investment losses.

     Accumulation Units in a Division are credited to you when you allocate purchase payments or transferred amounts to that Division. Similarly, such Accumulation Units are canceled to the extent you transfer or withdraw amounts from a Division or to the extent necessary to pay certain charges under the Contract. The crediting or cancellation of Accumulation Units is based on the value of such Accumulation Units at the end of the Valuation Date as of which the related amounts are being credited to or charged against your Variable Account Value, as the case may be.

     The value of an Accumulation Unit for a Division on any Valuation Date is equal to the previous value of that Division's Accumulation Unit multiplied by that Division's net investment factor for the Valuation Period ending on that Valuation Date.

     The net investment factor for a Division is determined by dividing (1) the net asset value per share of the Series shares held by the Division, determined at the end of the current Valuation Period, plus the per share amount of any dividend or capital gains distribution made with respect to the Series shares held by the Division during the current Valuation Period, by (2) the net asset value per share of the Series shares held in the Division as determined at the end of the previous Valuation Period, and subtracting from that result a factor representing the mortality risk, expense risk and administrative expense charge.

FIXED ACCOUNT VALUE

     Your Fixed Account Value as of any Valuation Date prior to the Annuity Commencement Date is the sum of your Fixed Account Value in each Guarantee
Period as of that date. Your Fixed Account Value in any Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable Guaranteed Interest Rate: (1) the amount of net purchase payments, renewals and transferred amounts allocated to the Guarantee Period less (2) the amount of any transfers or withdrawals out of the Guarantee Period, including withdrawals to pay applicable charges.

     The Fixed Account Value is guaranteed by AGL. Therefore, AGL bears the investment risk with respect to amounts allocated to the Fixed Account, except to the extent that AGL may vary the Guaranteed Interest Rate for future Guarantee Periods (subject to the minimum Guaranteed Interest Rate stated in your Contract).


            TRANSFER, AUTOMATIC REBALANCING, SURRENDER AND PARTIAL
                       WITHDRAWAL OF OWNER ACCOUNT VALUE

TRANSFERS

     Commencing 30 days after the Contract's date of issue and prior to the Annuity Commencement Date, you may transfer your Account Value at any time among the available Divisions of Separate Account D and Guarantee Periods, subject to the conditions described below. Such transfers will be effective at the end of the Valuation Period in which we receive your Written or telephone transfer request.

     If a transfer would cause your Account Value in any Division or Guarantee Period to fall below $500, we reserve the right to also transfer the remaining balance in that Division or Guarantee Period in the same proportions as the transfer request.

     Prior to the Annuity Commencement Date and after the first 30 days following the date the Contract was issued, you may make up to 12 transfers each Contact Year without charge, but additional transfers will be subject to a $25 charge. After the Annuity Commencement Date, you may make up to six transfers each contract year. There will be no charge for such transfers. Also, no more than 25% of the Account Value you allocated to a Guarantee Period at its inception may be transferred during any Contract Year. This 25% limitation does not apply to transfers in connection with an automatic transfer plan, also known as dollar cost averaging, described in the next paragraph,, to transfers within 15 days before or after the end of the Guarantee Period in which the transferred amounts were being held or to a renewal at the end of the Guarantee Period to the same Guarantee Period.

     Subject to the above general rules concerning transfers, you may establish an automatic transfer plan, whereby amounts are automatically transferred by us from the Money Market Division or the one-year Guarantee Period to one or more other Divisions on a monthly, quarterly, semi-annual or annual basis. Transfers under such automatic transfer plan will not count towards the 12 free transfers each Contract Year, and will not incur a $25 charge. You may obtain additional information about how to establish an automatic transfer plan from your sales representative or from us at the telephone numbers and addresses on the front cover of this Prospectus.

     If the person or persons that are entitled to make transfers have provided a Written request for the Telephone Transfer Privilege form that is on file with us, transfers may be made pursuant to telephone instructions, subject to the terms of the Telephone Transfer Privilege authorization. We will honor telephone transfer instructions from any person who provides the correct information, so there is a risk of possible loss to you if unauthorized persons use this service in your name. Currently we attempt to limit the availability of telephone transfer instructions only to the Owner of the Contract for which instruction is received. Under the Telephone Transfer Privilege we are not liable for any acts or omissions based upon instructions that we reasonably believe to be genuine, including losses arising from errors in the communication of transfer instructions. We have established procedures for accepting telephone transfer instructions, which include verification of the Contract number, the identity of the caller, both the Annuitant's and Owner's names, and a form of personal identification from the caller. We will mail to the Owner a written confirmation of the transaction. If several persons seek to effect telephone transfers at or about the same time, or if our recording equipment malfunctions, it may be impossible for you to make a telephone transfer at the time you wish. If this occurs, you should submit a Written transfer request. Also, if, due to malfunction or other circumstances, the recording of your telephone request is incomplete or not fully comprehensible, we will not process the transaction. The phone number for telephone exchanges is 1-800-813-5065.

     The Contracts are not designed for professional market timing organizations or other entities utilizing programmed and frequent transfers. We reserve the right at any time and without prior notice to any party to terminate, suspend, or modify our policy regarding transfers.

AUTOMATIC REBALANCING

     Automatic Rebalancing within the Separate Account is available for Contracts with an Account Value of $25,000 and larger at the time the application for Automatic Rebalancing is received. Application for Automatic Rebalancing can be made either at issue or after issue, and may subsequently be discontinued.

     Automatic Rebalancing occurs when funds are transferred by us among the Separate Account Divisions so that the values in each Division match the Owner's percentage allocation for Automatic Rebalancing then in effect. Automatic Rebalancing is available on a quarterly, semi-annual or annual basis, measured from the Contract Anniversary date. A Contract Anniversary date which falls on the 29th, 30th, or 31st of the month will result in Automatic Rebalancing as of the first of the next month. Automatic Rebalancing does not permit transfers to or from any Guarantee Period. Transfers under Automatic Rebalancing will not count towards the twelve free transfers each Contract Year, and will not incur a $25 charge.

SURRENDERS AND PARTIAL WITHDRAWALS

     At any time prior to the Annuity Commencement Date and while the Annuitant is still living, the Owner may make a full surrender of or partial withdrawal from his or her Contract.

     The amount payable to the Owner upon full surrender is the Owner's Account Value at the end of the Valuation Period in which we receive a Written surrender request in good order, minus any applicable state and local premium tax. Our current practice is to require that you return the Contract with any request for a full surrender. After a full surrender, or if the Owner's Account Value falls to zero, all rights of the Owner, Annuitant or any other person with respect to the Contract will terminate, subject to a right to reinstate the Contract. (See "One-Time Reinstatement Privilege.") All collateral assignees of record must consent to any full surrender or partial withdrawal.

     Your Written request for a partial withdrawal should specify the Divisions of Separate Account D, or the Guarantee Periods of the Fixed Account, from which you wish the partial withdrawal to be made. If you do not specify, or if the withdrawal cannot be made in accordance with your specification, to the extent necessary the withdrawal will be taken pro-rata from the Divisions and Guarantee Periods, based on your Account Value in each. Partial withdrawal requests must be for at least $100 or, if less, all of your Account Value. If your remaining Account Value in a Division or Guarantee Period would be less than $500 as a result of the withdrawal (except for the Money Market Division), we reserve the right to transfer, without charge, the remaining balance to the Money Market Division. Your request for a partial withdrawal may not be honored if it would reduce the Account Value below $10,000. Unless you request otherwise, upon a partial withdrawal, your Accumulation Units and Fixed Account interests that are cancelled will have a total value equal to the amount of the withdrawal request, plus any Surrender Charge, and premium tax if applicable, payable upon the partial withdrawal. The amount payable to you, therefore, will be the amount of the withdrawal request.

     We also make available a systematic withdrawal plan under which you may make automatic partial withdrawals at periodic intervals in a specified amount, subject to the terms and conditions applicable to other partial withdrawals. Additional information about how to establish such a systematic withdrawal plan may be obtained from your sales representative or from us at the addresses and phone numbers set forth on the cover page of this Prospectus. We reserve the right to modify or terminate our procedures for systematic withdrawals at any time.

     The Code provides that a penalty tax will be imposed on certain premature surrenders or withdrawals. For a discussion of this and other tax implications of total surrenders and systematic and other partial withdrawals, including withholding requirements, see "Federal Income Tax Matters."


                  ANNUITY PERIOD AND ANNUITY PAYMENT OPTIONS

ANNUITY COMMENCEMENT DATE

     The Owner may select the Annuity Commencement Date when applying to purchase a Contract and may change a previously-selected date at any time prior to the beginning of an Annuity Payment Option by submitting a Written request, subject to Company approval. The Annuity Commencement Date may be any day of any month between the Annuitant's 50th and 99th birthday, inclusive, but at least ten years after issue date. With AGL approval, the Annuity Commencement Date may occur prior to the Annuitant's 50th birthday. (Pennsylvania has special limitations which may require the Annuity Commencement Date to be as early as age 85 but in no event beyond age 90.) See "Federal Income Tax Matters" for a description of the penalties that may attach to distributions prior to the Annuitant's attaining age 59 1/2 under any Contract or after April 1 of the year following the calendar year in which the Annuitant attains age 70 1/2 under Qualified Contracts.

APPLICATION OF OWNER ACCOUNT VALUE

     We will automatically apply your Variable Account Value in any Division to provide Variable Annuity Payments based on that Division and your Fixed Account Value to provide Fixed Annuity Payments. However, if you give us other Written instructions at least thirty days prior to the Annuity Commencement Date, we will apply your Account Value in different proportions.

     We deduct any applicable state and local premium taxes from the amount of Account Value being applied to an Annuity Payment Option. Subject to any such adjustments, your Variable and Fixed Account Values are applied to an Annuity Payment Option, as discussed below, as of the end of the Valuation Period that contains the tenth day prior to the Annuity Commencement Date.

FIXED AND VARIABLE ANNUITY PAYMENTS

     The amount of the first monthly Fixed or Variable Annuity Payment will be at least as favorable as that produced by the annuity tables set forth in the Contract, based on the amount of your Account Value that is applied to provide the Fixed or Variable Annuity Payments. Thereafter, the amount of each monthly Fixed Annuity Payment is fixed and specified by the terms of the Annuity Payment Option selected.

     The Account Value that is applied to provide Variable Annuity Payments is converted to a number of Annuity Units by dividing the amount of the first Variable Annuity Payment by the value of an Annuity Unit of the relevant Division as of the end of the Valuation Period that includes the tenth day prior to the Annuity Commencement Date. This number of Annuity Units thereafter remains constant with respect to any Annuitant, and the amount of each subsequent Variable Annuity Payment is determined by multiplying this number by the value of an Annuity Unit as of the end of the Valuation Period that contains the tenth day prior to the date of each payment. If the Variable Annuity Payments are based on more than one Division, these calculations are performed separately for each Division. The value of an Annuity Unit at the end of a Valuation Period is the value of the Annuity Unit at the end of the previous Valuation Period, multiplied by the net investment factor (see "Variable Account Value") for the Valuation Period, with an offset for the 3.5% assumed interest rate used in the Contract's annuity tables.

     As a result of the foregoing computations, if the net investment return for a Division for any month is at an annual rate of more than the assumed interest rate used in the Contract's annuity tables, any Variable Annuity Payment based on that Division will be greater than the Variable Annuity Payment based on that Division for the previous month. If the net investment return for a Division for any month is at an annual rate of less than the assumed interest rate used in the Contract's annuity tables, any Variable Annuity Payment based on that Division will be less than the Variable Annuity Payment based on that Division for the previous month.

ANNUITY PAYMENT OPTIONS

     The Owner may elect to have annuity payments made beginning on the Annuity Commencement Date under any one of the Annuity Payment Options described below. We will notify the Owner 60 to 90 days prior to the scheduled Annuity Commencement Date that the Contract is scheduled to mature, and request that an Annuity Payment Option be selected. If the Owner has not selected an Annuity Payment Option ten days prior to the Annuity Commencement Date, we will proceed as follows: (1) if the scheduled Annuity Commencement Date is any date prior to the Annuitant's ninety-ninth birthday, we will extend the Annuity Commencement Date to the Annuitant's ninety-ninth birthday; or (2) if the scheduled Annuity Commencement Date is the Annuitant's ninety-ninth birthday, the Account Value less any applicable charges and premium taxes will be paid in one sum to the Owner. This procedure is different in Pennsylvania because the Annuity Commencement Date cannot exceed age 90.

     The Code imposes minimum distribution requirements that have a bearing on the Annuity Payment Option that should be chosen in connection with Qualified Contracts. See "Federal Income Tax Matters." We are not responsible for monitoring or advising Owners as to whether the minimum distribution requirements are being met, unless we have received a specific Written request to do so.

     No election of any Annuity Payment Option may be made unless an initial annuity payment of at least $100 would be provided, where only Fixed or only Variable Annuity Payments are elected, and $50 on each basis when a combination of Variable and Fixed Annuity Payments is elected. If these minimums are not met, we will first reduce the frequency of annuity payments, and if the minimums are still not met, we will make a lump-sum payment to the Annuitant or other properly-designated payee in the amount of the Owner's Account Value, less any applicable state and local premium tax.

     The Owner, or if the Owner has not done so, the Beneficiary may, within 60 days after the death of the Owner or Annuitant, elect that any amount due to the Beneficiary be applied under any option described below, subject to certain tax law requirements. See "Death Proceeds." Thereafter, the Beneficiary will have all the remaining rights and powers under the Contract and be subject to all the terms and conditions thereof. The first annuity payment will be made at the beginning of the second month following the month in which we approve the settlement request. Annuity Units will be credited based on Annuity Unit Values at the end of the Valuation Period that contains the tenth day prior to the beginning of said second month.

     When an Annuity Payment Option becomes effective, the Contract must be delivered to our Home Office, in exchange for a payment contract providing for the option elected.

     Information about the relationship between the Annuitant's sex and the amount of annuity payments, including requirements for gender-neutral annuity rates in certain states and in connection with certain employee benefit plans is set forth under "Gender of Annuitant" in the Statement. See "Contents of Statement of Additional Information."

OPTION 1 - LIFE ANNUITY - Annuity payments are payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant. It would be possible under this arrangement for the Annuitant or other payee to receive only one annuity payment if the Annuitant died prior to the second annuity payment, since no minimum number of payments is guaranteed.

OPTION 2 - LIFE ANNUITY WITH 120, 180, OR 240 MONTHLY PAYMENTS CERTAIN - Annuity payments are payable monthly during the lifetime of an Annuitant; provided, that if the Annuitant dies during the period certain, the Beneficiary is entitled to receive monthly payments for the remainder of the period certain.

OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY - Annuity payments are payable monthly during the lifetime of the Annuitant and another payee and continue during the lifetime of the survivor, ceasing with the last payment prior to the death of the survivor. It is possible under this option for the Annuitant or other payee to receive only one annuity payment if both die before the second annuity payment, since no minimum number of payments is guaranteed. If one of these persons dies before the Annuity Commencement Date, the election of this option is revoked, the survivor becomes the sole Annuitant, and no death proceeds are payable by virtue of the death of the other Annuitant.

OPTION 4 - PAYMENTS FOR DESIGNATED PERIOD - Annuity payments are payable monthly to an Annuitant or other properly-designated payee, or at his or her death, the Beneficiary, for a selected number of years ranging from five to
40. If this option is selected on a variable basis, the designated period may not exceed the life expectancy of such Annuitant or other properly-designated payee.

OPTION 5 - PAYMENTS OF A SPECIFIC DOLLAR AMOUNT - The amount due is paid in equal monthly installments of a designated dollar amount (not less than $125 nor more than $200 per annum per $1,000 of the original amount due) until the remaining balance is less than the amount of one installment. If the person receiving these payments dies, the remaining payments continue to be made to the Beneficiary. Payments under this option are available on a fixed basis only. To determine the remaining balance at the end of any month, such balance at the end of the previous month is decreased by the amount of any installment paid during the month and the result will be accumulated at an interest rate not less than 3.5% compounded annually. If the remaining balance at any time is less than the amount of one installment, such balance will be paid and will be the final payment under the option.

     Under the fourth option there is no mortality guarantee by us, even though Variable Annuity Payments will be reduced as a result of a charge to Separate Account D which is partially for mortality risks. See "Charge to Separate Account D."

     A payee receiving Variable (but not Fixed) Annuity Payments under the fourth option can elect at any time to commute (terminate) such option and receive the current value of the annuity, which would be based on the values next determined after the Written request for payment is received by us. The current value of the annuity under the fourth option is the value of all remaining annuity payments, assumed to be level, discounted to present value at an annual rate of 3.5%. Other than by election of such a lump-sum payment under the fourth option, an Annuity Payment Option may not be terminated once annuity payments have commenced.

     Under federal tax regulations, the election of the fourth or fifth options may be treated in the same manner as a surrender of the total account. For tax consequences of such treatment, see "Federal Income Tax Matters." Also, in such a case, tax-deferred treatment of subsequent earnings may not be available.

     ALTERNATIVE AMOUNT UNDER FIXED LIFE ANNUITY OPTIONS - Each Contract provides that when Fixed

Annuity Payments are to be made under one of the first three Annuity Payment Options described above, the Owner (or if the Owner has not elected a payment option, the Beneficiary) may elect monthly payments to the Annuitant or other properly-designated payee equal to the monthly payment available under similar circumstances based on single payment immediate fixed annuity rates then in use by us. The purpose of this provision is to assure the Annuitant that, at retirement, if the fixed annuity purchase rate then offered by us for new single payment immediate annuity contracts is more favorable than the annuity rates guaranteed by the Contract, the Annuitant or other properly-designated payee will be given the benefit of the new annuity rates.

     In lieu of monthly payments, payments may be elected on a quarterly, semi-annual or annual basis, in which case the amount of each annuity payment will be determined on a basis consistent with that described above for monthly payments.

TRANSFERS

     After the Annuity Commencement Date, the Annuitant or other properly-designated payee may make six transfers every contract year among the available Divisions of Separate Account D or from the Divisions to a fixed Annuity Payment Option. No charge will be assessed for such transfer. No transfers from a fixed to a variable Annuity Payment Option are permitted. If a transfer would cause the value that is attributable to a Contract in any Division to fall below $500, we reserve the right to transfer the remaining balance in that Division in the same proportion as the transfer request. Transfers will be effected at the end of the Valuation Period in which we receive the Written transfer request at our Home Office. We reserve the right to terminate or restrict transfers at any time.

                                DEATH PROCEEDS

DEATH PROCEEDS PRIOR TO THE ANNUITY COMMENCEMENT DATE

     The death proceeds described below are payable to the Beneficiary under the Contract if, prior to the Annuity Commencement Date, any of the following events occurs: (a) the Annuitant dies and no Contingent Annuitant has been named under a Non-Qualified Contract; (b) the Annuitant dies and we also receive proof of death of any named Contingent Annuitant; or (c) the Owner (including the first to die in the case of joint Owners) of a Non-Qualified Contract dies, regardless of whether said dec`eased Owner was also the Annuitant (however, if the Beneficiary is the Owner's surviving spouse, or the Owner's surviving spouse is a joint Owner, then the surviving spouse may elect to continue the Contract as described in the third paragraph below). The death proceeds, prior to the deceased's 81st birthday and prior to deduction of any applicable state and local premium taxes, will equal the greater of (1) or
(2), as follows: (1) the sum of all net purchase payments made (gross purchase payment less any previously-deducted premium taxes and all prior partial withdrawals), or (2) the Owner's Account Value as of the end of the Valuation Period in which we receive, at our Home Office, proof of death and the Written request as to the manner of payment (less any previously deducted state and local premium taxes).

     On or after the deceased's 81st birthday, the death proceeds will be the Owner's Account Value (less any previously deducted state and local premium taxes) as of the end of the Valuation Period in which we receive, at our Home Office, proof of death and the direction as to the manner of payment. We will pay the death proceeds to the Beneficiary as of the date the proceeds become payable. Such date is the end of the Valuation Period in which we receive proof of the Owner's or Annuitant's death and direction in from the Beneficiary as to the manner of payment.

     If the Owner has not already done so, the Beneficiary may, within 60 days after the date the death proceeds become payable, elect to receive the death proceeds as a lump sum or in the form of one of the Annuity Payment Options provided in the Contract. See "Annuity Payment Options." If we receive no request as to the manner of payment, we will make a lump-sum payment, based on values determined at that time.

     If the Owner under a Non-Qualified Contract dies prior to the Annuity Commencement Date, the Code requires that all amounts payable under the Contract be distributed (a) within five years of the date of death or (b) as annuity payments beginning within one year of the date of death and continuing over a period not extending beyond the life expectancy of the Beneficiary. If the Beneficiary is the Owner's surviving spouse, the spouse may elect to continue the Contract as the new Owner and, if the original Owner was the Annuitant, as the new Annuitant. This election is also available to the surviving spouse who is a joint Owner, though not the Beneficiary. In this case, the surviving spouse will be treated as the Beneficiary, and any other designation of Beneficiary will not be recognized by the Company. If the Owner is not a natural person, these requirements apply upon the death of the primary Annuitant within the meaning of the Code. Failure to satisfy these Code distribution requirements may result in serious adverse tax consequences. Under a parallel section of the Code, similar requirements apply to retirement plans in connection with which Qualified Contracts are issued.

DEATH PROCEEDS AFTER THE ANNUITY COMMENCEMENT DATE

     If the Annuitant dies following the Annuity Commencement Date, the only amounts payable to the Beneficiary or other properly-designated payee are any continuing payments provided for under the Annuity Payment Option selected. See "Annuity Payment Options." Also, any remaining amounts payable under the terms of the Annuity Payment Option must be distributed at least as rapidly as under the method of distribution then in effect. If the payee is not a natural person, this requirement applies upon the death of the primary Annuitant within the meaning of the Code. Under a parallel section of the Code, similar requirements apply to the retirement plans in connection with which Qualified Contracts are issued. In such a case, the payee will have all the remaining rights and powers under a Contract and be subject to all the terms and conditions thereof. Also, if the Annuitant dies following the Annuity Commencement Date, no previously named Contingent Annuitant can become the Annuitant.

PROOF OF DEATH

     We accept the following as proof of any person's death: a copy of a certified death certificate; a copy of a certified decree of a court of competent jurisdiction as to the finding of death; a written statement by a medical doctor who attended the deceased at the time of death; or any other proof satisfactory to us.

     Once we have paid the death proceeds, the Contract terminates and we have no further obligations thereunder.

                          CHARGES UNDER THE CONTRACTS

PREMIUM TAXES

     When applicable, we will deduct an amount to cover any state or local premium taxes . We may deduct such amount either at the time the tax is imposed or later. Such deduction may be made, in accordance with applicable state or local law:

(1)  from purchase payment(s) when received; or
(2)  from the Owner's Account Value at the time annuity payments begin; or
(3)  from the amount of any partial withdrawal; or
(4) from proceeds payable upon termination of the Contract for any other reason, including death of the Annuitant or Owner, or surrender of the Contract.

     If premium tax is paid, AGL may reimburse itself for such tax when deduction is being made under items 2, 3, or 4 above calculated by multiplying the sum of Purchase Payments being withdrawn by the applicable premium tax percentage.

     Applicable premium tax rates depend upon the Owner's then-current place of residence. Applicable rates currently range from 0% to 3.5% and are subject to change by legislation, administrative interpretations or judicial acts. We will not make a profit on this charge.

TRANSFER CHARGES

     The charges to defray the expense of effecting transfers are described under "Transfer, Automatic Rebalancing, Surrender and Partial Withdrawal of Owner Account Value - Transfers" and "Annuity Period and Annuity Payment Options - Transfers." These charges are designed not to yield a profit to us.

CHARGE TO SEPARATE ACCOUNT D

     To compensate us for assuming mortality and expense risks under the Contracts, Separate Account D will incur a daily charge at an annualized rate of 0.66% (which we may change, but which will never exceed 0.66%) of the average daily net asset value of Separate Account D attributable to the Contracts. Of this amount, 0.04% is for administrative expenses and 0.62% is for the assumption of mortality and expense risks. We do not expect to earn a profit on that portion of the charge which is for Administrative Expenses (the "Administrative Expense Charge"), but we do expect to derive a profit from the portion which is for the assumption of mortality and expense risks. There is no necessary relationship between the amount of administrative charges imposed on a given Contract and the amount of expenses actually attributable to that Contract.

     In assuming the mortality risk, we are subject to the risk that our actuarial estimate of mortality rates may prove erroneous and that Annuitants will live longer than expected, or that more Owners or Annuitants than expected will die at a time when the death benefit guaranteed by us is higher than the net surrender value of their interests in the Contracts. In assuming the expense risk, we are subject to the risk that the revenues from the Administrative Expense Charge under the Contracts (which charge is guaranteed not to be increased) will not cover our expense of administering the Contracts.

MISCELLANEOUS

     Charges and expenses are paid out of the assets of each Series, as described in the prospectus relating to that Series. We reserve the right to impose charges or establish reserves for any federal or local taxes incurred or that may be incurred by us, and that may be deemed attributable to the Contracts.

     Each of the investment advisors or managers listed on page ____ of this Prospectus will reimburse us, on a monthly basis, for certain administrative, contract and contract owner support expenses, up to an annual rate of 0.25% of the average daily net asset value of shares of the Series purchased by AGL at the instruction of Owners. These reimbursements are by the investment advisors or managers, and will not be paid by the Series, the Divisions or the Owners.

ONE-TIME REINSTATEMENT PRIVILEGE

     If the Account Value is at least $5,000, the Owner may elect to reinvest all of the proceeds that were previously liquidated from the Contract within the past 30 days. The funds will be reinvested at the value next following the date of receipt of the reinstated Account Value. Unless you request otherwise, the reinstated Account Value will be allocated among the Divisions and Guarantee Periods in the same proportions as the prior surrender. You may use this privilege only once. This provision is not available in all states.

REDUCTION IN ADMINISTRATIVE EXPENSE CHARGES

     We may reduce the Administrative Expense Charge imposed under certain Qualified Contracts in connection with employer-sponsored plans. Any such reductions will reflect differences in costs or services (due to such factors as reduced sales expenses or administrative efficiencies relating to serving a large number of employees of a single employer and functions assumed by the employer that we otherwise would have to perform) and will not be unfairly discriminatory as to any person.

                        OTHER ASPECTS OF THE CONTRACTS

     Only an officer of AGL can agree to change or waive the provisions of any Contract. The Contracts are non-participating and are not entitled to share in any dividends, profits or surplus of AGL.

OWNERS, ANNUITANTS, AND BENEFICIARIES; ASSIGNMENTS

     The Owner of a Contract will be the same as the Annuitant, unless the purchaser designates a different Owner when applying to purchase a Contract. In the case of joint ownership, both Owners must join in the exercise of any rights or privileges under the Contract. The Annuitant and any Contingent
Annuitant are designated in the application for a Contract and may not thereafter be changed.

     The Beneficiary and any Contingent Beneficiary are designated when applying to purchase a Contract. A Beneficiary or Contingent Beneficiary may be changed by the Owner prior to the Annuity Commencement Date, while the Annuitant is still alive, and by the payee following the Annuity Commencement Date. Any designation of a new Beneficiary or Contingent Beneficiary is effective as of the date it is signed but will not affect any payments we make or action we take before receiving the Written request. We also need the Written consent of any irrevocably-named Beneficiary or Contingent Beneficiary before making a change. Under certain retirement programs, spousal consent may be required to name a Beneficiary other than the spouse or to change a Beneficiary to a person other than the spouse. We are not responsible for the validity of any designation of a Beneficiary or Contingent Beneficiary.

     If no named Beneficiary or Contingent Beneficiary is living at the time any payment is to be made, the Owner will be the Beneficiary, or if the Owner is not then living, the Owner's estate will be the Beneficiary.

     Rights under a Qualified Contract may be assigned only in certain narrow circumstances referred to therein. Owners and other payees may assign their rights under Non-Qualified Contracts, including their ownership rights. We take no responsibility for the validity of any assignment. A change in ownership rights must be made in Writing and a copy must be sent to our Home Office. The change will be effective on the date it was made, although we are not bound by a change until the date we record it. The rights under a Contract are subject to any assignment of record at our Home Office. An assignment or pledge of a Contract may have adverse tax consequences. See "Federal Income Tax Matters."

REPORTS

     We will mail to Owners (or persons receiving payments following the Annuity Commencement Date), at their last known address of record, any reports and communications required by applicable law or regulation. You should therefore give us prompt written notice of any address change.

RIGHTS RESERVED BY US

     Upon notice to the Owner, a Contract may be modified by us, to the extent necessary in order to (1) operate Separate Account D in any form permitted under the 1940 Act or in any other form permitted by law; (2) transfer any assets in any Division to another Division, or to one or more separate accounts, or the Fixed Account; (3) add, combine or remove Divisions in Separate Account D, or combine the Separate Account with another separate account; (4) add, restrict or remove Guarantee Periods of the Fixed Account;
(5) make any new Division  available to you on a basis to be determined by us;
(6)substitute,  for the  shares  held in any  Division,  the shares of another
Series or the shares of another investment company or any other investment permitted by law; (7) make any changes required by the Code or by any other applicable law, regulation or interpretation in order to continue treatment of the Contract as an annuity; (8) commence deducting premium taxes or adjust the amount of premium taxes deducted in accordance with applicable state law; or
(9) make any changes required to comply with the rules of any Series. When required by law, we will obtain your approval of changes and the approval of any appropriate regulatory authority.

PAYMENT AND DEFERMENT

     Amounts surrendered or withdrawn from a Contract will normally be paid within seven calendar days after the end of the Valuation Period in which we receive the Written surrender or withdrawal request in good order. In the case of payment of death proceeds, if we do not receive a Written request as to the manner of payment within 60 days after the death proceeds become payable, any death benefit proceeds will be paid as a lump sum, normally within seven calendar days after the end of the Valuation Period that contains the last day of said 60 day period. We reserve the right, however, to defer payment or transfers of amounts out of the Fixed Account for up to six months. Also, we reserve the right to defer payment of that portion of your Account Value that is attributable to a purchase payment made by check for a reasonable period of time (not to exceed 15 days) to allow the check to clear the banking system.

     Finally, we reserve the right to defer payment of any surrender and annuity payment amounts or death benefit amounts of any portion of the Variable Account Value if (a) the New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted; (b) an emergency exists, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Variable Account Value; or (c) the Securities and Exchange Commission by order permits the delay for the protection  of Owners.  Transfers and  allocations  of Account Value among the
Divisions   and  the  Fixed   Account  may  also  be  postponed   under  these
circumstances.

                          FEDERAL INCOME TAX MATTERS

GENERAL

     It is not possible to comment on all of the federal income tax consequences associated with the Contracts. Federal income tax law is complex and its application to a particular person may vary according to facts peculiar to such person. Consequently, this discussion is not intended as tax advice, and you should consult with a competent tax adviser before purchasing a Contract.

     The discussion is based on the law, regulations and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department and judicial decisions.

     The discussion does not address state or local tax, estate and gift tax, or social security tax consequences associated with the Contracts.

     The Contract has a $50,000 per Contract minimum initial purchase payment (see "Contract Issuance and Purchase Payments.") Therefore, the Contract will be of interest to Individual Retirement Annuity and Roth IRA purchasers only in connection with rollovers. Similarly, the Contract will be of interest to purchasers of Simplified Employee Pension Plans, Simple Retirement Accounts, other Qualified plans, and private employer deferred compensation plans as an alternative investment for existing assets that would satisfy the $50,000 per Contract minimum.

LIMITATIONS IMPOSED BY RETIREMENT PLANS AND EMPLOYERS

     Certain rights you would otherwise have under a Contract may be limited by the terms of any applicable employee benefit plan. These limitations may restrict such things as total and partial surrenders, the amount or timing of purchase payments that may be made, when annuity payments must start and the type of annuity options that may be selected. Accordingly, you should familiarize yourself with these and all other aspects of any retirement plan in connection with which a Contract is used. We are not responsible for monitoring or assuring compliance with the provisions of any retirement plan.


NON-QUALIFIED CONTRACTS

     PURCHASE PAYMENTS. Purchasers of a Contract that does not qualify for special tax treatment and is therefore "Non-Qualified" may not deduct from their gross income the amount of purchase payments made.

     TAX DEFERRAL PRIOR TO ANNUITY COMMENCEMENT DATE. Owners who are natural persons are not taxed currently on increases in their Account Value resulting from interest earned in the Fixed Account or, if certain diversification requirements are met, the investment experience of Separate Account D. This treatment applies to Separate Account D only if it invests in Series that are "adequately diversified" in accordance with Treasury Department regulations. Although we do not control the Series, the investment advisers to the Series have undertaken to use their best efforts to operate the Series in compliance with these diversification requirements. A Contract investing in a Series that failed to meet the diversification requirements would subject Owners to current taxation of income in the Contract that has not previously been taxed. Income means the excess of the Account Value over the Owner's investment in the Contract (discussed below).

     Current regulations do not provide guidance as to any circumstances in which control over allocation of values among different investment alternatives may cause Owners or persons receiving annuity payments to be treated as the owners of Separate Account D assets for tax purposes. We reserve the right to amend the Contracts in any way necessary to avoid any such result. The Treasury Department has stated that it may establish standards in this regard through regulations or rulings. Such standards may apply only prospectively, although retroactive application is possible if such standards are considered not to embody a new position.

     Owners that are not natural persons -- that is, Owners such as corporations -- are taxed currently on annual increases in their Account Value unless an exception applies. Exceptions exist for, among other things, Owners that are not natural persons but that hold the Contract as an agent for a natural person.

     TAXATION OF ANNUITY PAYMENTS. Each annuity payment received after the Annuity Commencement Date is excludible from gross income in part. In the case of Fixed Annuity Payments, the excludible portion is determined by multiplying the amount paid by the ratio of the investment in the Contract (discussed below) to the expected return under the fixed Annuity Payment Option. In the case of Variable Annuity Payments, the excludible portion is determined by multiplying the amount paid by the ratio of the investment in the Contract to the number of expected payments. In both cases, the remaining portion of each annuity payment, and all payments made after the investment in the Contract has been reduced to zero, are included in the payee's income. Should annuity payments cease on account of the death of the Annuitant before the investment in the Contract has been fully recovered, the payee is allowed a deduction for the unrecovered amount. If the payee is the Annuitant, the deduction is taken on the final tax return. If the payee is a Beneficiary, that Beneficiary may recover the balance of the total investment as payments are made or on the Beneficiary's final tax return. An Owner's "investment in the Contract" is the amount equal to the portions of purchase payments made by or on behalf of the Owner that have not been excluded or deducted from the individual's gross income, less amounts previously received under the Contract that were not included in income.

     TAXATION OF PARTIAL WITHDRAWALS AND TOTAL SURRENDERS. Partial withdrawals from a Contract are includible in income to the extent that the Owner's Account Value exceeds the investment in the Contract. In the event a Contract is surrendered in its entirety, any amount received in excess of the investment in the Contract is includible in income, and any remaining amount received is excludible from income. All annuity contracts issued by us to the same Owner during any calendar year are to be aggregated for purposes of determining the amount of any distribution that is includible in gross income.

     PENALTY TAX ON PREMATURE DISTRIBUTIONS. A penalty tax is imposed on distributions under a Contract equal to 10% of the amount includible in income. The penalty tax will not apply, however, to (1) distributions made on or after the recipient attains age 59 1/2, (2) distributions on account of the recipient's becoming disabled, (3) distributions that are made after the death of the Owner prior to the Annuity Commencement Date or the payee after the Annuity Commencement Date (or if such person is not a natural person, that are made after the death of the primary Annuitant, as defined in the Code), and
(4) distributions that are part of a series of substan tially equal periodic payments made over the life (or life expectancy) of the Annuitant or the joint life (or joint life expectancies) of the Annuitant and the Beneficiary. Premature distributions may result, for example, from an early Annuity Commencement Date, an early surrender, partial withdrawal from or assignment of a Contract, or the early death of an Annuitant, unless clause (3) above applies.

     PAYMENT OF DEATH PROCEEDS. Special rules apply to the distribution of any death proceeds payable under the Contract. See "Death Proceeds."

     ASSIGNMENTS AND LOANS. An assignment, loan, or pledge with respect to a Non-Qualified Contract is taxed in the same manner as a partial withdrawal, as described above. Repayment of a loan or release of an assignment or pledge is treated as a new purchase payment.

INDIVIDUAL RETIREMENT ANNUITIES ("IRAS")

     TAX FREE ROLLOVERS. Subject to the $50,000 per Contract minimum initial purchase payment (see "Contract Issuance and Purchase Payments"), amounts may be transferred in a tax-free rollover from a tax-qualified plan to an IRA (and from one IRA to another IRA) if certain conditions are met. All taxable distributions ("eligible rollover distributions") from tax qualified plans are eligible to be rolled over with the exception of (1) annuities paid over a life or life expectancy, (2) installments for a period of ten years or more, and (3) required minimum distributions under section 401(a)(9) of the Code.

     Rollovers may be accomplished in two ways. First, an eligible rollover distribution may be paid directly to an IRA (a "direct rollover"). Second, the distribution may be paid directly to the Annuitant and then, within 60 days of receipt, the amount may be rolled over to an IRA. However, any amount that was not distributed as a direct rollover will be subject to 20% income tax withholding

     DISTRIBUTIONS FROM AN IRA. Amounts received under an IRA as annuity payments, upon partial withdrawal or total surrender, or on the death of the Annuitant, are included in the Annuitant's or other recipient's income. If nondeductible purchase payments have been made, a pro rata portion of such distributions may not be included in income. A 10% penalty tax is imposed on the amount includible in gross income from distributions that occur before the Annuitant attains age 59 1/2 and that are not made on account of death or disability, with certain exceptions, including distributions for qualified first-time home purchases for the individual, a spouse, children, grandchildren or ancestor, subject to a $10,000 lifetime maximum, and distributions for higher education expenses for the individual, a spouse, children, or grandchildren. These exceptions include distributions that are part of a series of substantially equal periodic payments made over the life (or life expectancy) of the Annuitant or the joint lives (or joint life expectancies) of the Annuitant and the Beneficiary. Distributions of minimum amounts specified by the Code must commence by April 1 of the calendar year following the calendar year in which the Annuitant attains age 70 1/2. Additional distribution rules apply after the death of the Annuitant. These rules are similar to those governing distributions on the death of an Owner (or other payee during the Annuity Period) under a Non-Qualified Contract. See "Death Proceeds." Failure to comply with the minimum distribution rules will result in the imposition of a penalty tax of 50% of the amount by which the minimum distribution required exceeds the actual distribution.

ROTH IRAS

     Beginning in 1998, individuals may purchase a new type of non-deductible IRA, known as a Roth IRA.

     An individual may make a rollover contribution from a non-Roth IRA to a Roth IRA, unless the individual has adjusted gross income over $100,000 or the individual is a married taxpayer filing a separate return. The individual must pay tax on any portion of the IRA being rolled over that represents income or a previously deductible IRA contribution. For rollovers in 1998, the individual may pay that tax ratably in 1998 and over the succeeding three years. There are no similar limitations on rollovers from a Roth IRA to another Roth IRA.

     Qualified distributions from Roth IRAs are entirely tax free. A qualified distribution requires that the individual has held the Roth IRA for at least five years and, in addition, that the distribution is made either after the individual reaches age 59-1/2, on the individual's death or disability, or as a qualified first-time home purchase, subject to a $10,000 lifetime maximum, for the individual, a spouse, child, grandchild, or ancestor.

SIMPLIFIED EMPLOYEE PENSION PLANS

     Employees and employers may establish an IRA plan known as a simplified employee pension plan ("SEP"), if certain requirements are met. An employee may make contributions to a SEP in accordance with the rules applicable to IRAs discussed above. Employer contributions to an employee's SEP are deductible by the employer and are not currently includible in the taxable income of the employee. However, total employer contributions are limited to 15% of an employee's compensation or $30,000, whichever is less.

SIMPLE RETIREMENT ACCOUNTS

     Employees and employers may establish an IRA plan known as a simple retirement account ("SRA"), if certain requirements are met. Under an SRA, the employer contributes elective employee compensation deferrals up to a maximum of $6,000 a year. The employer must, in general, make a fully vested matching contribution for employee deferrals up to 3% of compensation.

OTHER QUALIFIED PLANS

     PURCHASE PAYMENTS. Purchase payments made by an employer under a pension, profit-sharing, or annuity plan qualified under section 401 or 403(a) of the Code, not in excess of certain limits, are deductible by the employer. Such purchase payments are also excluded from the current income of the employee.

     DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE. To the extent that purchase payments are includible in an employee's taxable income, they (less any amounts previously received that were not includible in the employee's taxable income) represent his or her "investment in the Contract." Amounts received prior to the Annuity Commencement Date under a Contract in connection with a section 401 or 403(a) plan are generally allocated on a pro-rata basis between the employee's investment in the Contract and other amounts. A lump-sum distribution will not be includible in income in the year of distribution if the employee transfers, within 60 days of receipt, all amounts received, less the employee's investment in the Contract), to another tax-qualified plan or to an individual retirement account or an IRA in accordance with the rollover rules under the Code. However, any amount that is not distributed as a direct rollover will be subject to 20% income tax withholding. See "Tax Free Rollovers." Special tax treatment may be available in the case of certain lump-sum distributions that are not rolled over to another plan or IRA.

     A 10% penalty tax is imposed on the amount includible in gross income from distributions that occur before the employee's attaining age 59 1/2 and that are not made on account of death or disability, with certain exceptions. These exceptions include distributions that are (1) part of a series of substantially equal periodic payments beginning after the employee separates from service and made over the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and the Beneficiary, (2) made after the employee's separation from service on account of early retirement after attaining age 55, or (3) made to an alternate payee pursuant to a qualified domestic relations order.

     ANNUITY PAYMENTS. A portion of annuity payments received under Contracts in connection with section 401 and 403(a) plans after the Annuity Commencement Date may be excludible from the employee's income, in the manner discussed above, in connection with Variable Annuity Payments, under "Non-Qualified Contracts - Taxation of Annuity Payments," except that the number of expected payments is determined under a provision in the Code. Distributions of minimum amounts specified by the Code generally must commence by April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2 or retires, if later. Failure to comply with the minimum distribution rules will result in the imposition of a penalty tax of 50% of the amount by which the minimum distribution required exceeds the actual distribution.

     SELF-EMPLOYED INDIVIDUALS. Various special rules apply to tax-qualified plans established by self- employed individuals.

PRIVATE EMPLOYER UNFUNDED DEFERRED COMPENSATION PLANS

     PURCHASE PAYMENTS. Private taxable employers may establish unfunded, Non-Qualified deferred compensation plans for a select group of management or highly compensated employees and/or for independent contractors.

     These types of programs allow individuals to defer receipt of up to 100% of compensation that would otherwise be includible in income and therefore to defer the payment of federal income taxes on such amounts, as well as earnings thereon. Purchase payments made by the employer, however, are not immediately deductible by the employer, and the employer is currently taxed on any increase in Account Value.

     Deferred compensation plans represent a contractual promise on the part of the employer to pay current compensation at some future time. The Contract is owned by the employer and is subject to the claims of the employer's creditors. The individual has no right or interest in the Contract and is entitled only to payment from the employer's general assets in accordance with plan provisions.

     TAXATION OF DISTRIBUTIONS. Amounts received by an individual from a private employer deferred compensation plan are includible in gross income for the taxable year in which such amounts are paid or otherwise made available.

EXCESS DISTRIBUTIONS - 15% TAX

     Certain persons, particularly those who participate in more than one Qualified plan, may be subject to an additional tax of 15% on certain excess aggregate distributions from those plans. In general, excess distributions are taxable distributions for all Qualified plans in excess of a specified annual limit for payments made in the form of an annuity (currently $160,000) or five times the annual limit for lump-sum distributions. This tax is waived for distributions in tax years 1997 through 1999.

FEDERAL INCOME TAX WITHHOLDING AND REPORTING

     Amounts distributed from a Contract, to the extent includible in taxable income, are subject to federal income tax withholding. The payee may, however, elect to have no income tax withheld by submitting a withholding exemption certificate to us.

     In some cases, if you own more than one Qualified annuity contract, such contracts may be aggregated for purposes of determining whether the federal tax law requirement for minimum distributions after age 70 1/2, or retirement in appropriate circumstances, has been satisfied. If, under this aggregation procedure, you are relying on distributions pursuant to another annuity contract to satisfy the minimum distribution requirement under a Qualified Contract issued by us, you must sign a waiver releasing us from any liability to you for not calculating and reporting the amount of taxes and penalties payable for failure to make required minimum distributions under the Contract.

TAXES PAYABLE BY AGL AND SEPARATE ACCOUNT D

     AGL is taxed as a life insurance company under the Code. The operations of Separate Account D are part of the total operations of AGL and are not taxed separately. Under existing federal income tax laws, AGL is not taxed on investment income derived by Separate Account D (including realized and unrealized capital gains) with respect to the Contracts. AGL reserves the right to allocate to the Contracts any federal, state or other tax liability that may result in the future from maintenance of Separate Account D or the Contracts.

     Certain Series may elect to pass through to AGL any taxes withheld by foreign taxing jurisdictions on foreign source income. Such an election will result in additional taxable income and income tax to AGL. The amount of additional income tax, however, may be more than offset by credits for the foreign taxes withheld which are also passed through. These credits may provide a benefit to AGL.

                           DISTRIBUTION ARRANGEMENTS

     The Contracts will be sold by individuals who, in addition to being licensed by state insurance authorities to sell the Contracts of AGL, are also registered representatives of American General Securities Incorporated, ("AGSI"), the principal underwriter of the Contracts. or other broker-dealer firms or representatives of other firms that are exempt from broker-dealer regulation, AGSI and any such other broker-dealer firms are registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as broker-dealers and are members of the National Association of Securities Dealers, Inc. AGSI is a wholly-owned subsidiary of AGL. AGSI's principal business address is the same as that of our Home Office. The interests under the Contracts are offered on a continuous basis. AGSI and Independent Advantage Financial ("IAF") have entered into certain revenue and cost-sharing arrangements in connection with the marketing of the Contracts.

     AGL compensates AGSI by paying a 0.25% distribution fee based on Contract Account Value. In addition, depending on the schedule selected, AGL may pay continuing "trail" commissions of 0.25% of Contract Account Value. These distribution expenses do not result in any additional charges under the Contracts that are not described under "Charges under the Contracts."

                                 LEGAL MATTERS

     The legality of the Contracts described in this Prospectus has been passed upon by Steven A. Glover, Esquire, Associate General Counsel of AGL. Freedman, Levy, Kroll & Simonds, Washington, D.C., has advised AGL on certain federal securities law matters.

                           OTHER INFORMATION ON FILE

     A Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the Contracts discussed in this Prospectus. Not all of the information set forth in the Registration Statement and exhibits thereto has been included in this Prospectus. Statements contained in this Prospectus concerning the Contracts and other legal instruments are intended to be summaries. For a complete statement of the terms of these documents, reference should be made to the instruments filed with the Securities and Exchange Commission.

     A Statement is available from us on request. Its contents are as follows:

                CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
General Information .....................................................
Regulation and Reserves .................................................
Independent Auditors.....................................................
Services.................................................................
Principal Underwriter....................................................
Annuity Payments.........................................................
  A.  Gender of Annuitant................................................
  B.  Misstatement of Age or Sex and Other Errors .......................
Change of Investment Adviser or Investment Policy .......................
Performance Data for the Divisions ......................................
Effect of Tax-Deferred Accumulation......................................
Financial Statements.....................................................
Index to Financial Statements ...........................................

                    AMERICAN GENERAL LIFE INSURANCE COMPANY
           COMBINATION FIXED AND VARIABLE DEFERRED ANNUITY CONTRACTS

                                  OFFERED BY

                    AMERICAN GENERAL LIFE INSURANCE COMPANY

                       ANNUITY ADMINISTRATION DEPARTMENT

                   P.O. BOX 1401, HOUSTON, TEXAS 77251-1401

                         1-800-813-5065       713-831-3102 (IN TEXAS)


                      STATEMENT OF ADDITIONAL INFORMATION

                           Dated ____________, 1997


     This Statement of Additional Information ("Statement") is not a prospectus. It should be read with the Prospectus for American General Life Insurance Company, dated __________, 1997, concerning flexible payment deferred individual annuity Select ReserveTM Contracts investing in certain Series of the American General Series Portfolio Company, Hotchkis and Wiley Variable Trust, LEVCO Series Trust, Navellier Variable Insurance Series Fund, Inc., OFFITBANK Variable Insurance Fund, Inc., Royce Capital Fund, and the Wright Managed Blue Chip Series Trust. You can obtain a copy of the Prospectus for the Contracts, and any supplements thereto, by contacting American General Life Insurance Company ("AGL") at the address or telephone numbers given above. You have the option of receiving benefits on a fixed basis through AGL's Fixed Account or on a variable basis through AGL's Separate Account D ("Separate Account D"). Terms used in this Statement have the same meanings as are defined in the Prospectus under the heading "Glossary."

                               TABLE OF CONTENTS
General Information.......................................................
Regulation and Reserves ..................................................
Independent Auditors......................................................
Services..................................................................
Principal Underwriter.....................................................
Annuity Payments..........................................................
 A.  Gender of Annuitant..................................................
 B.  Misstatement of Age or Sex and Other Errors..........................
Change of Investment Adviser or Investment Policy.........................
Performance Data for the Divisions........................................
Effect of Tax-Deferred Accumulation.......................................
Financial Statements......................................................
Index to Financial Statements.............................................

                              GENERAL INFORMATION

AGL (formerly American General Life Insurance Company of Delaware) is a successor in interest to a company previously organized as a Delaware corporation in 1917. Effective December 31, 1991, AGL redomesticated as a Texas insurer and changed its name to American General Life Insurance Company. AGL is a wholly-owned subsidiary of AGC Life Insurance Company, a Missouri corporation ("AG Missouri") engaged primarily in the life insurance business and annuity business. AG Missouri, in turn, is a wholly-owned subsidiary of American General Corporation, a Texas holding corporation engaged primarily in the insurance business.

                            REGULATION AND RESERVES

AGL is subject to regulation and supervision by the insurance departments of the states in which it is licensed to do business. This regulation covers a variety of areas, including benefit reserve requirements, adequacy of insurance company capital and surplus, various operational standards, and accounting and financial reporting procedures. AGL's operations and accounts are subject to periodic examination by insurance regulatory authorities.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed up to prescribed limits for insurance contract losses, if covered, incurred by insolvent companies. The amount of any future assessments of AGL under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Although the federal government generally has not directly regulated the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal measures that may adversely affect the insurance business include employee benefit regulation, tax law changes affecting the taxation of insurance companies or of insurance products, changes in the relative desirability of various personal investment vehicles, and removal of impediments on the entry of banking institutions into the business of insurance. Also, both the executive and legislative branches of the federal government periodically have under consideration various insurance regulatory matters, which could ultimately result in direct federal regulation of some aspects of the insurance business. It is not possible to predict whether this will occur or, if so, what the effect on AGL would be.

Pursuant to state insurance laws and regulations, AGL is obligated to carry on its books, as liabilities, reserves to meet its obligations under outstanding insurance contracts. These reserves are based on assumptions about, among other things, future claims experience and investment returns. Neither the reserve requirements nor the other aspects of state insurance regulation provide absolute protection to holders of insurance contracts, including the Contracts, if AGL were to incur claims or expenses at rates significantly higher than expected, for example, due to acquired immune deficiency syndrome or other infectious diseases or catastrophes, or significant unexpected losses on its investments.

                             INDEPENDENT AUDITORS

The consolidated financial statements of AGL and the financial statements of Separate Account D included in this Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon appearing elsewhere herein. Such financial statements have been included in this Statement in reliance upon such reports of Ernst & Young LLP given upon the authority of such firm as experts in accounting and auditing. Ernst & Young LLP is located at One Houston Center, 1221 McKinney, Suite 2400, Houston, TX 77010-2007.

                                   SERVICES

A Service Agreement exists between AGL and Continuum Computer Systems, Inc. ("Continuum") to provide certain services in connection with Separate Account
D. Continuum has developed a computerized data processing record keeping system for annuity accounting and has the necessary data processing equipment and personnel to provide and support remote terminal access to its system for the maintenance of annuity records, processing information, and the generation of output with respect to the records and information. AGL has contracted with Continuum for the right to use Continuum's system. For these services AGL paid Continuum $28,800 in 1996, $28,080 in 1995, and $78,840 in 1994.

                             PRINCIPAL UNDERWRITER

American General Securities Incorporated ("AGSI") is the principal underwriter with respect to the Contracts. AGSI also serves as principal underwriter to American General Life Insurance Company of New York Separate Account E and AGL's Separate Account A, both of which are unit investment trusts registered under the Investment Company Act of 1940. AGSI, a Texas corporation, is a wholly owned subsidiary of AGL and a member of the National Association of Securities Dealers, Inc.

As principal underwriter with respect to Separate Account D, AGSI received from AGL less than $1,000 of compensation for each of the last three fiscal years.

The securities offered pursuant to the Contracts are offered on a continuous basis.

                               ANNUITY PAYMENTS

                            A. GENDER OF ANNUITANT

When annuity payments are based on life expectancy, the amount of each annuity payment ordinarily will be higher if the Annuitant or other measuring life is a male, as compared with a female under an otherwise identical Contract. This is because, statistically, females tend to have longer life expectancies than males.

However, there will be no differences between males and females in any jurisdiction, including Montana, where such differences are not permitted. We will also make available Contracts with no such differences in connection with certain employer-sponsored benefit plans. Employers should be aware that, under most such plans, Contracts that make distinctions based on gender are prohibited by law.

                B. MISSTATEMENT OF AGE OR SEX AND OTHER ERRORS

If the age or sex of an Annuitant has been misstated to us, any amount payable will be that which the purchase payments paid would have purchased at the correct age and sex. If we made any overpayments because of incorrect information about age or sex, or any error or miscalculation, we will deduct the overpayment from the next payment or payments due. We will add any underpayments to the next payment. The amount of any adjustment will be credited or charged with interest at the assumed interest rate used in the Contract's annuity tables.

               CHANGE OF INVESTMENT ADVISOR OR INVESTMENT POLICY

Unless otherwise required by law or regulation, neither the investment advisor or manager to any Series nor any investment policy may be changed without the consent of AGL. If required, approval of or change of any investment objective will be filed with the insurance department of each state where a Contract has been delivered. The Owner (or, after annuity payments start, the payee) will be notified of any material investment policy change that has been approved. You will be notified of any investment policy change prior to its implementation by Separate Account D if your comment or vote is required for such change.

                      PERFORMANCE DATA FOR THE DIVISIONS

AVERAGE ANNUAL TOTAL RETURN CALCULATIONS

     Each Division may advertise its average annual total return. The average annual total return for a Division for a specific period is found by first taking a hypothetical $1,000 investment in the Division's Accumulation Units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment"), and computing the ending redeemable value ("redeemable value") of that investment at the end of the period. The redeemable value reflects the effect of all recurring charges and fees applicable under the Contract to all Variable Accounts. Such charges and fees include the Mortality and Expense Risk Charge and the Administrative Expense Charge. Any premium taxes are not reflected. The redeemable value is then divided by the initial investment and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage.

CUMULATIVE TOTAL RETURN CALCULATIONS

     Cumulative total return performance is the compound rate of return on a hypothetical initial investment of $1,000 in each Division's Accumulation Units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment"). Cumulative total return figures (and the related "Growth of a $1,000 Investment" figures set forth below) do not include the effect of any premium taxes. Cumulative total return quotations reflect changes in Accumulation Unit value and are calculated by finding the cumulative rates of return of the hypothetical initial investment over various periods, according to the following formula, and then expressing that as a percentage:

                                C = (ERV/P) - 1
Where:
    C =         cumulative total return
    P =         a hypothetical initial investment of $1,000
    ERV =       ending  redeemable  value  is the  value  at the end of the applicable period of a hypothetical $1,000 investment made at the beginning of the applicable period.

 HYPOTHETICAL PERFORMANCE

     The tables below provide hypothetical performance information for certain of the available Divisions of Separate Account D based on the actual historical performance of the corresponding Series in which each of these Divisions invests. This information reflects all actual charges and deductions of these Series and all Separate Account charges and deductions, with respect to the Contracts, that hypothetically would have been made had the Separate Account, with respect to the Contracts, been invested in these Series for all the periods indicated.

                   Hypothetical Average Annual Total Returns
                          (Through December 31, 1996)
                                                                               Since
                                                                               Series
 Investment Division                One Year             Five Years           Inception*
 Equity Income VIP                   _____                ______               ______
 Low Duration VIP                    _____                ______               ______
 Wright International Blue Chip      _____                ______               ______
 Wright Selected Blue Chip           _____                ______               ______
 Money Market                        _____                ______               ______

                     Hypothetical Cumulative Total Returns
                          (Through December 31, 1996)
                                                                               Since
                                                                               Series
 Investment Division                One Year             Five Years           Inception*
Equity Income VIP                   ______                ______              ______
Low Duration VIP                    ______                ______              ______
Wright International Blue Chip      ______                ______              ______
Wright Selected Blue Chip           ______                ______              ______
Money Market                        ______                ______              ______


                  Hypothetical Growth of a $1,000 Investment in the Divisions
                                  (Through December 31, 1996)
                                                                               Since
                                                                               Series
 Investment Division                One Year             Five Years           Inception*
Equity Income VIP                   ______                ______              ______
Low Duration VIP                    ______                ______              ______
Wright International Blue Chip      ______                ______              ______
Wright Selected Blue Chip           ______                ______              ______
Money Market                        ______                ______              ______

* The inception dates for each Series listed above funding the Divisions are: .

YIELD CALCULATIONS

The yields for the ____________________________ Division are computed in accordance with a method prescribed by the SEC. The hypothetical historical yields for the Domestic Income Division and the Government Division, based upon the one month period ended December 31, 1996, were 7.29% and 5.23%, respectively. The yield quotation is computed by dividing the net investment income per Accumulation Unit earned during the specified one month or 30-day period by the Accumulation Unit values on the last day of the period, according to the following formula that assumes a semi-annual reinvestment of income:

                                     a - b     6
                         YIELD = 2[(------- +1) - 1]
                                      cd

a = net dividends and interest earned during the period by the Portfolio attributable to the Division

b =  expenses accrued for the period (net of reimbursements)

c = the average daily number of Accumulation Units outstanding during the period

d =  the Accumulation Unit value per unit on the last day of the period


The yield of each Division reflects the deduction of all recurring fees and charges applicable to each Division, such as the Mortality and Expense Risk Charge, and the Administrative Expense Charge but does not reflect the deduction of premium taxes.

MONEY MARKET DIVISION YIELD AND EFFECTIVE YIELD CALCULATIONS

     The Money Market Division's yield is computed in accordance with a method prescribed by the SEC. Under that method, the current yield quotation is based on a seven-day period and computed as follows: the net change in the Accumulation Unit value during the period is divided by the Accumulation Unit value at the beginning of the period to obtain the base period return; the base period return is then multiplied by the fraction 365/7 to obtain the current yield figure, which is carried to the nearest one-hundredth of one percent. Realized capital gains or losses and unrealized appreciation or depreciation of the Division's Portfolio are not included in the calculation. The Money Market Division's hypothetical historical yield for the seven day period ended December 31, 1996 was ________.

     The Money Market Division's effective yield is determined by taking the base period return (computed as described above) and calculating the effect of assumed compounding. The formula for the effective yield is: (base period
         365/7
return +1) - 1. The Money Market Division's hypothetical historical effective yield for the seven day period ended December 31, 1996 was ________.

Yield and effective yield do not reflect the deduction of premium taxes that may be imposed upon the redemption of Accumulation Units.

PERFORMANCE COMPARISONS

     The performance of each or all of the available Divisions of Separate Account D may be compared in advertisements and sales literature to the performance of other variable annuity contracts issuers in general or to the performance of particular types of variable annuity contracts investing in mutual funds, or series of mutual funds, with investment objectives similar to each of the Divisions of Separate Account D. Lipper Analytical Services, Inc. ("Lipper") and the Variable Annuity Research and Data Service ("VARDSR") are independent services which monitor and rank the performance of variable annuity issuers in each of the major categories of investment objectives on an industry-wide basis. Lipper's rankings include variable life issuers as well as variable annuity issuers. VARDSR rankings compare only variable annuity issuers. The performance analyses prepared by Lipper and VARDSR rank such issuers on the basis of total return, assuming reinvestment of dividends and distributions, but do not take sales charges, redemption fees or certain expense deductions at the separate account level into consideration. In addition, VARDSR prepares risk adjusted rankings, which consider the effects of market risk on total return performance.

     In addition, each Division's performance may be compared in advertisements and sales literature to the following benchmarks: (1) the Standard & Poor's 500 Composite Stock Price Index, an unmanaged weighted index of 500 leading domestic companies that represents approximately 80% of the market capitalization of the United States equity market; (2) the Dow Jones Industrial Average, an unmanaged unweighted average of thirty blue chip industrial corporations listed on the New York Stock Exchange and generally considered representative of the United States stock market; (3) the Consumer Price Index, published by the U.S. Bureau of Labor Statistics, a statistical measure of change, over time, in the prices of goods and services in major expenditure groups and generally is considered to be a measure of inflation;
(4) the Lehman Brothers Government and Domestic Strategic Income Index, the Salomon Brothers High Grade Domestic Strategic Income Index, and the Merrill Lynch Government/Corporate Master Index, unmanaged indices that are generally considered to represent the performance of intermediate and long term bonds during various market cycles; and (5) the Morgan Stanley Capital International Europe Australia Far East Index, an unmanaged index that is considered to be generally representative of major non-United States stock markets.

                      EFFECT OF TAX-DEFERRED ACCUMULATION

     The Contracts qualify for tax-deferred treatment on earnings. This tax-deferred treatment increases the amount available for accumulation by deferring taxes on any earnings until the earnings are withdrawn. The longer the taxes are deferred, the more the accumulation potential effectively grows over the term of the Contracts.

     The hypothetical tables set out below illustrate this potential. The tables compare accumulations based on a single initial purchase payment of $100,000 compounded annually under (1) a Contract, under which earnings are not taxed until withdrawn in connection with a full surrender, partial withdrawal, or annuitization, or termination due to insufficient Account Value ("withdrawal of earnings") and (2) an investment under which earnings are taxed on a current basis ("Taxable Investment"), based on an assumed tax rate of 28%, and the assumed earning rates specified.

                                        5 YEARS           10 YEARS          20 YEARS
                                        -------           --------          --------
                                                    (7.50% earnings rate)
Contract                                $143,563          $206,103          $424,785
Contract (after Taxes)                  $131,365          $176,394          $333,845
Taxable Investment                      $130,078          $169,202          $286,294

                                                    (10.00% earnings rate)
Contract                                $161,051          $259,374          $672,750
Contract (after Taxes)                  $143,957          $214,749          $512,380
Taxable Investment                      $141,571          $200,423          $401,694

     The hypothetical tables do not reflect any fees or charges imposed under a Contract or Taxable Investment. However, the Contracts impose a Mortality and Expense Risk Charge of 0.62% and an Administrative Expense Charge of 0.04%. A Taxable Investment could incur comparable fees or charges. Fees and charges would reduce the return from a Contract or Taxable Investment.

     Under the Contracts, a withdrawal of earnings is subject to tax, and may be subject to an additional 10% penalty before age 59 1/2.

     These tables are only illustrations of the effect of tax-deferred accumulations and are not a guarantee of future performance.

                             FINANCIAL STATEMENTS

Separate Account D has a total of 56 Divisions as of the date of this Statement. The 13 Divisions which are available under the Contracts that are the subject of this Statement are not included in the December 31, 1996, financial statements for Separate Account D, because none were available under any contracts related to Separate Account D as of December 31, 1996. Therefore, there are no financial statements for Separate Account D included in this Statement.

The financial statements of AGL that are included in this Statement should be considered primarily as bearing on the ability of AGL to meet its obligations under the Contracts.

                                   INDEX TO
                             FINANCIAL STATEMENTS
                                                                             Page No.
I.  AGL Consolidated Financial Statements

    Report of Ernst & Young LLP, Independent Auditors......................

    Consolidated Balance Sheets............................................

    Consolidated Income Statements.........................................

    Consolidated Statements of Shareholders' Equity........................

    Consolidated Statements of Cash Flows..................................

    Notes to Consolidated Financial Statements.............................

    (To be filed by amendment.)

                                    PART C

                               OTHER INFORMATION

ITEM 24.    FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Financial Statements

                  PART A:     None

                  PART B:

                  (1)         Consolidated Financial Statements of American
                                General Life Insurance Company:
                              Report of Ernst & Young LLP, Independent
                                Auditors Consolidated Balance Sheets as of
                                December 31, 1996 and 1995
                              Consolidated Income Statements for the years
                                ended December 31, 1996, 1995 and 1994
                              Consolidated Statements of Shareholders' Equity
                                for the years ended December 31, 1996, 1995 and 1994
                              Consolidated Statements of Cash Flows for the
                                years ended December 31, 1996, 1995 and 1994
                              Notes to Consolidated Financial Statements

                              (To be filed by amendment)

                  PART  C:    None

            (b)   Exhibits

                  1 (a) American General Life Insurance Company of Delaware Board of Directors resolution authorizing the establishment of Separate Account D. (1)

                    (b) Resolution of the Board of Directors of American General Life Insurance Company of Delaware authorizing, among other things, the redomestication of that company in Texas and the renaming of that company as American General Life Insurance Company. (2)

                    (c) Resolution of the Board of Directors of American General Life Insurance Company of Delaware providing, INTER ALIA, for Registered Separate Accounts' Standards of Conduct. (3)

                  2           None

                  3 (a) Distribution Agreement, dated October 3, 1991, between American General Securities Incorporated and American General Life Insurance Company. (2)

                    (b)(i) Fund Participation Agreement between American General Life Insurance Company and American General Series Portfolio Company. (To be filed by amendment)

                       (ii) Fund Participation Agreement between American General Life Insurance Company and Hotchkis and Wiley Variable Trust. (To be filed by amendment)

                       (iii) Fund Participation Agreement between American General Life Insurance Company and LEVCO Series Trust. (To be filed by amendment)

                       (iv) Fund Participation Agreement between American General Life Insurance Company and Navellier Variable Insurance Series Fund, Inc. (To be filed by amendment)

                       (v) Fund Participation Agreement between American General Life Insurance Company and OFFITBANK Variable Insurance Fund, Inc. (To be filed by amendment)

                       (vi) Fund Participation Agreement between American General Life Insurance Company and Royce Capital Fund. (To be filed by amendment)

                       (vii) Fund Participation Agreement between American General Life Insurance Company and Wright Managed Blue Chip Series Trust. (To be filed by amendment)

                    (c) Form of Agreement between American General Life Insurance Company and Dealer regarding exchange and allocation transaction requests. (4)

                  4 (a) Specimen form of Combination Fixed and Variable Deferred Annuity Select ReserveTM Contract (Form No. 97505).

                    (b)       Form of Qualified Contract Endorsement. (2)

                    (c)(i) Specimen form of Individual Retirement Annuity Disclosure Statement and additional specialized forms available under Contract Form No. 97505.
                              (5)

                       (ii) Specimen form of Individual Retirement Annuity Endorsement. (6)

                       (iii)  Specimen form of IRA Instruction Form. (4)

                  5 (a)       Specimen form of Application for Contract Form
                              No. 97505.

                    (b)(i) Specimen form of Separate Account D Election of Annuity Payment Option/Change Form. (4)

                       (ii)   Specimen form of Absolute Assignment to Effect
                              Section 1035(a) Exchange and Rollover of a Life Insurance Policy or Annuity Contract. (4)

                    (c)(i)    Form of Transaction Request Form. (4)

                       (ii) Specimen form of Select ReserveTM Service Request, including telephone transfer authorization. (To be filed by amendment)

                       (iii) Specimen form of confirmation of initial purchase payment under Contract Form No. 97505.(To be filed by amendment)

                  6(a) Amended and Restated Articles of Incorporation of American General Life Insurance Company, effective December 31, 1991. (2)

                    (b) Bylaws of American General Life Insurance Company, adopted January 22, 1992. (4)

                  7           None

                  8           Form(s)  of  Letter  Agreement(s)   between  and
                              American   General   Life   Insurance    Company
                              regarding expenses. (To be filed by amendment)

                  9 Opinion and consent of Counsel. (To be filed by amendment)

                  10 Consent of Independent Auditors. (To be filed by amendment)

                  11          None

                  12          None

                  13(a) Computations of hypothetical historical average annual total returns for each Division available under Contract Form No. 97505 for the one and five year periods ended December 31, 1996, and since inception. (To be filed by amendment)

                    (b) Computations of hypothetical historical cumulative total returns for each Division available under Contract Form No. 97505 for the one and five year periods ended December 31, 1996, and since inception. (To be filed by amendment)

                    (c) Computations of 30 day hypothetical historical yield for the available under Contract Form No. 97505 for the one month period ended December 31, 1996. (To be filed by amendment)

                    (d) Computations of hypothetical historical seven day yield and effective yield for the Money Market Division available under Contract Form No. 97505 for the seven day period ended December 31, 1996. (To be filed by amendment)

                  14 A Financial Data Schedule for American General Life Insurance Company Separate Account D meeting the requirements of Rule 483(e) of the Securities Act of 1933 is filed as Exhibit 27 hereof.

                  15(a)      Power of Attorney with respect to Registration
                              Statements and Amendments thereto signed by Peter V. Tuters in his capacity as director and where applicable or officer of American General Life Insurance Company. (7)

                    (b) Power of Attorney with respect to Registration Statements and Amendments thereto signed by Jon Newton in his capacity as director and where applicable, officer of American General Life Insurance Company. (8)

                    (c) Power of Attorney with respect to Registration Statements and Amendments thereto signed by the following persons in their capacities as directors and, where applicable, officers of American General Life Insurance Company: Messrs. Martin and Herbert. (9)

                    (d) Power of Attorney with respect to Registration Statements and Amendments thereto signed by the following persons in their capacities as directors and, where applicable, officers of American General Life Insurance Company: Messrs. Fravel and LaGrasse. (10)

                    27 Financial Data Schedule. (To be filed by amendment)


(1) Incorporated herein by reference to the initial filing of Registrant's Form N-4 Registration Statement (File No. 2-49805) on December 6, 1973.

(2) Incorporated herein by reference to the initial filing of Registrant's Form N-4 Registration Statement (File No. 33-43390, filed on October 16, 1991.

(3) Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registrant's Registration Statement (File No. 33-43390), filed on December 31, 1991.

(4) Incorporated herein by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement (File No. 33-43390), filed on April 30,1992.

(5)  Included in Part A of this Amendment. (To be filed by amendment)

(6) Previously filed in Post-Effective Amendment No. 4 to Registrant's Form N-4 Registration Statement (File No. 33-43390), filed on April 28, 1995.

(7) Previously filed in Post-Effective Amendment No. 3 to Registrant's Form N-4 Registration Statement (File No. 33-43390), filed on March 2, 1994.

(8) Previously filed in Post-Effective Amendment No. 7 to Registrant's Form N-4 Registration Statement (File No. 33-43390), filed on April 30, 1996.

(9) Previously filed in Post-Effective Amendment No. 9 to Registrant's Form N-4 Registration Statement (File No.33-43390), filed on August 16, 1996.

(10) Previously filed in Post-Effective Amendment No. 12 to Registrant's Form N-4 Registration Statement (File No. 33-43390), filed on April 30, 1997.

ITEM 25.   DIRECTORS AND OFFICERS OF THE DEPOSITOR

           The directors, executive officers, and, to the extent responsible for variable annuity operations, other officers of the depositor are listed below.

                                                              Positions and Offices
              Name And Principal                              with the
               Business Address                               Depositor
              ------------------                              ---------------------
              Robert M. Devlin                                Chairman
              2929 Allen Parkway
              Houston, TX 77019

              Jon P. Newton                                   Vice Chairman
              2929 Allen Parkway
              Houston, TX 77019

              James S. D'Agostino                             Director
              2929 Allen Parkway
              Houston, TX 77019

              Rodney O. Martin, Jr.                           Director, President & Chief
              2727-A Allen Parkway                            Executive Officer
              Houston, TX  77019

              David A. Fravel                                 Director & Senior Vice President,
              2727-A Allen Parkway                            Insurance Services
              Houston, TX. 77019

              Robert F. Herbert, Jr.                          Director, Senior Vice President
              2727-A Allen Parkway                            Chief Financial Officer, Treasurer & Controller
              Houston, TX 77019

              Royce G. Imoff, II                              Director, Senior Vice President &
              2727-A Allen Parkway                            Chief Marketing Officer
              Houston, TX 77019

              John V. LaGrasse                                Director, Senior Vice President &
              2727-A Allen Parkway                            Chief Systems Officer
              Houston, TX 77019

              Philip K. Polkinghorn                           Director & Senior Vice President
              2727-A Allen Parkway
              Houston, TX 77019

              Peter V. Tuters                                 Director, Vice President & Chief
              2929 Allen Parkway                              Investment Officer
              Houston, TX  77019

              F. Paul Kovach, Jr.                             Senior Vice President, Broker Dealers and
              2727-A Allen Parkway                            Financial Institution Marketing Group
              Houston, TX 77019


                                      C-6



              Simon J. Leech, ACS                             Senior Vice President, Houston  Service Center
              2727-A Allen Parkway
              Houston, TX 77019

              Wayne A. Barnard                                Vice President & Chief Actuary
              2727-A Allen Parkway
              Houston, TX  77019

              Thomas B. Phillips                              Vice President, General Counsel
              2727-A Allen Parkway                            & Secretary
              Houston, TX 77019

              Dennis H. Roberts                               Vice President
              2727-A Allen Parkway
              Houston, TX  77019

              Timothy W. Still                                Vice President
              2727-A Allen Parkway
              Houston, TX 77019

              Steven A. Glover                                Associate General Counsel &
              2727-A Allen Parkway                            Assistant Secretary
              Houston, TX 77019

              Joyce R. Bilski                                 Administrative Officer
              2727-A Allen Parkway
              Houston, TX 77019

              Farideh Farrokhi                                Assistant Controller
              2727-A Allen Parkway
              Houston, TX  77019

              Kenneth D. Nunley                               Associate Tax Officer
              2727-A Allen Parkway
              Houston, TX 77019

ITEM 26. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE DEPOSITOR OR REGISTRANT

SUBSIDIARIES OF AMERICAN GENERAL CORPORATION (1,2)

The following is a list of American General Corporation's subsidiaries as of October 31, 1997. All subsidiaries listed are corporations, unless otherwise indicated. Subsidiaries of subsidiaries are indicated by indentations and unless otherwise indicated, all subsidiaries are wholly owned. Inactive subsidiaries are denoted by an asterisk (*).

                                                                                    Jurisdiction of
                           Name                                                     Incorporation

AGC Life Insurance Company (3) .................................................... Missouri
  American General Life and Accident Insurance Company (4) ........................ Tennessee
    American General Exchange, Inc. ............................................... Tennessee
    Southern Educators Life Insurance Company ..................................... Georgia
  American General Life Insurance Company (5) ..................................... Texas
  (Registrant is a separate account of American General Life
   Insurance Company, Depositor)
    American General Annuity Service Corporation .................................. Texas
    American General Life Insurance Company of New York ........................... New York
  The Winchester Agency Ltd. ...................................................... New York
    The Variable Annuity Life Insurance Company ................................... Texas
      The Variable Annuity Marketing Company....................................... Texas
      VALIC Investment Services Company ........................................... Texas
      VALIC Retirement Services Company ........................................... Texas
  The Franklin Life Insurance Company ............................................. Illinois
    The American Franklin Life Insurance Company .................................. Illinois
    Franklin Financial Services Corporation ....................................... Delaware
  The Independent Life and Accident Insurance Company ............................. Florida
    Independent Fire Insurance Company ............................................ Florida
      Independent Fire Insurance Company of Florida ............................... Florida
      Old Faithful General Agency, Inc. ........................................... Texas
      Thomas Jefferson Insurance Company .......................................... Florida
Allen Property Company ............................................................ Delaware
  Florida Westchase Corporation ................................................... Delaware
  Greatwood Development, Inc. ..................................................... Delaware
  Greatwood Golf Club, Inc. ....................................................... Delaware
  Highland Creek Golf Club, Inc. .................................................. No. Carolina
  Hunter's Creek Communications Corporation ....................................... Florida
  Pebble Creek Corporation ........................................................ Delaware
  Pebble Creek Development Corporation ............................................ Florida
  Westchase Development Corporation ............................................... Delaware
  Westchase Golf Corporation ...................................................... Florida
American General Capital Services, Inc. ........................................... Delaware
American General Corporation* ..................................................... Delaware
American General Delaware Management Corporation (1) .............................. Delaware
American General Finance, Inc. .................................................... Indiana
  AGF Investment Corp. ............................................................ Indiana
  American General Auto Finance, Inc. ............................................. Delaware


                                      C-8


  American General Finance Corporation (6) ........................................ Indiana
    American General Finance Group, Inc. .......................................... Delaware
      American General Financial Services, Inc. (7) ............................... Delaware
        The National Life and Accident Insurance Company .......................... Texas
    Merit Life Insurance Co. ...................................................... Indiana
    Yosemite Insurance Company .................................................... California
  American General Finance, Inc. .................................................. Alabama
  American General Financial Center ............................................... Utah
  American General Financial Center, Inc.* ........................................ Indiana
  American General Financial Center, Incorporated* ................................ Indiana
  American General Financial Center Thrift Company* ............................... California
  Thrift, Incorporated* ........................................................... Indiana
American General Investment Advisory Services, Inc.* .............................. Texas
American General Mortgage and Land Development, Inc. .............................. Delaware
  American General Land Development, Inc. ......................................... Delaware
  American General Realty Advisors, Inc. .......................................... Delaware
American General Realty Investment Corporation .................................... Texas
  American General Mortgage Company ............................................... Delaware
  GDI Holding, Inc.* (8) .......................................................... California
  Ontario Vineyard Corporation .................................................... Delaware
  Pebble Creek Country Club Corporation ........................................... Florida
  Pebble Creek Service Corporation ................................................ Florida
  SR/HP/CM Corporation ............................................................ Texas
American General Property Insurance Company ....................................... Tennessee
Bayou Property Company ............................................................ Delaware
  AGL Corporation (9) ............................................................. Delaware
  American General Land Holding Company ........................................... Delaware
    AG Land Associates, LLC (9) ................................................... California
    Hunter's Creek Realty, Inc.* .................................................. Florida
    Summit Realty Company, Inc. ................................................... So. Carolina
  Lincoln American Corporation .................................................... Delaware
Financial Life Assurance Company of Canada ........................................ Canada
Florida GL Corporation ............................................................ Delaware
GPC Property Company ...............................................................Delaware
  Cinco Ranch Development Corporation ............................................. Delaware
  Cinco Ranch East Development, Inc. .............................................. Delaware
  Cinco Ranch West Development, Inc. .............................................. Delaware
  The Colonies Development, Inc. .................................................. Delaware
  Fieldstone Farms Development, Inc. .............................................. Delaware
  Hickory Downs Development, Inc. ................................................. Delaware
  Lake Houston Development, Inc. .................................................. Delaware
  South Padre Development, Inc. ................................................... Delaware
Green Hills Corporation ........................................................... Delaware
INFL Corporation .................................................................. Delaware
Knickerbocker Corporation ......................................................... Texas
  American Athletic Club, Inc. .................................................... Texas
Pavilions Corporation ............................................................. Delaware
Texas Stars Corporation ........................................................... New York

American General Finance Foundation, Inc. is not included on this list. It is a non-profit corporation.

                                     NOTES

(1) The following limited liability companies were formed in the State of Delaware on March 28, 1995. The limited liability interests of each are jointly owned by AGC and AGDMC and the business and affairs of each are managed by AGDMC:

     American General Capital, L.L.C.
     American General Delaware, L.L.C.

(2) On November 26, 1996, American General Institutional Capital A ("AG Cap Trust A"), a Delaware business trust, was created. On March 10, 1997, American General Institutional Capital B ("AG Cap Trust B"), also a Delaware business trust, was created. Both AG Cap Trust A's and AG Cap Trust B's business and affairs are conducted through their trustees:
     Bankers Trust Company and Bankers Trust (Delaware). Capital securities of each are held by non-affiliated third party investors and common securities of AG Cap Trust A and AG Cap Trust B are held by AGC.

(3) On December 23, 1994, AGCL became the owner of approximately 40% of the shares of common stock of Western National Corporation ("WNC") (the percentage of ownership by the American General insurance holding company system will increase to approximately 46% upon conversion of WNC's Series A Convertible Preferred Stock which AGCL also owns). WNC, a Delaware corporation, owns the following companies:

        WNL Holding Corporation
          Western National Life Insurance Company (TX)
            WesternSave (401K Plan)
          Independent Advantage Financial & Insurance Services, Inc. WNL Investment Advisory Services, Inc.
          Conseco Annuity Guarantee Corp.
          WNL Brokerage Services, Inc.
          WNL Insurance Services, Inc.

     However, AGCL (1) holds the direct interest in WNC and the indirect interests in WNC's subsidiaries for investment purposes; (2) does not direct the operations of WNC or WNL; (3) has no representatives on the Board of Directors of WNC; and (4) is restricted, pursuant to a Shareholder's Agreement between WNC and AGCL, in its right to vote its shares against the slate of directors proposed by WNC's Board of Directors. Accordingly, although WNC and its subsidiaries technically are members of the American General insurance holding company system under insurance holding company laws, AGCL does not direct and control WNC or its subsidiaries.

(4) AGLA owns approximately 20% of Mosher, Inc. ("Mosher") on a fully diluted basis. AGLA owns approximately 11% of Whirlpool Financial Corp. ("Whirlpool") on a fully diluted basis. The total investment of AGLA in Whirlpool represents approximately 3% of the voting power of the capital stock of Whirlpool, but approximately 11% of the Whirlpool stock which has voting rights. The interests in Mosher and Whirlpool (each of which are corporations that are not associated with AGC) are held for investment purposes only.

(5) AGL owns 100% of the common stock of American General Securities Incorporated ("AGSI"), a full-service NASD broker-dealer. AGSI, in turn, owns 100% of the stock of the following insurance agencies:

          American General Insurance Agency, Inc. (Missouri)
          American General Insurance Agency of Hawaii, Inc. (Hawaii) American General Insurance Agency of Massachusetts, Inc.
           (Massachusetts)

     In addition, the following agencies are indirectly related to AGSI, but not owned or controlled by AGSI:

          American General Insurance Agency of Ohio, Inc. (Ohio)
          American General Insurance Agency of Texas, Inc. (Texas) American General Insurance Agency of Oklahoma, Inc. (Oklahoma) Insurance Masters Agency, Inc. (Texas)

     AGSI and the foregoing agencies are not affiliates or subsidiaries of AGL under applicable holding company laws, but they are part of the AGC group of companies under other laws.

(6) American General Finance Corporation is the parent of an additional 48 wholly owned subsidiaries incorporated in 30 states and Puerto Rico for the purpose of conducting its consumer finance operations, INCLUDING those noted in footnote 7 below.

(7) American General Financial Services, Inc. is the parent of an additional 7 wholly owned subsidiaries incorporated in 4 states and Puerto Rico for the purpose of conducting its consumer finance operations.

(8)  AGRI owns only a 75% interest in GDI Holding, Inc.

(9) AG Land Associates, LLC is jointly owned by AGLH and AGLL. AGLH holds a 98.75% managing interest and AGLL owns a 1.25% managing interest.

All of the subsidiaries of AGL are included in its consolidated financial statements, which are filed in Part B of this Registration Statement.


ITEM 27.  NUMBER OF CONTRACT OWNERS

          As of October 31,1997, there were no owners of Contracts of the class presently offered by this Registration Statement.


ITEM 28.  INDEMNIFICATION

          Article VII, section 1, of the Company's By-Laws provides, in part, that the Company shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was serving at the request of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interest of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

          Article VII, section 1 (in part), section 2, and section 3, provide that the Company shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was acting in behalf of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Company, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under section 1: (a) in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine; (b) of amounts paid in settling or otherwise disposing of a threatened or pending action with or without court approval; or (c) of expense incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

          Article VII, section 3, provides that, with certain exceptions, any indemnification under Article VII shall be made by the Company only if authorized in the specific case, upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in section 1 of Article VII by (a) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (b) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (c) the court in which such proceeding is or was pending upon application made by the Company or the indemnified person or the attorney or other persons rendering services in connection with the defense, whether or not such application by the attorney or indemnified person is opposed by the Company.

          Article VII, section 7, provides that for purposes of Article VII, those persons subject to indemnification include any person who is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, officer, or employee of another foreign or domestic corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

          Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 29.  PRINCIPAL UNDERWRITERS

          (a) Registrant's principal underwriter, American General Securities Incorporated, also acts as principal underwriter for American General Life Insurance Company of New York Separate Account E and American General Life Insurance Company Separate Account A.

          (b)  The  directors   and   principal   officers  of  the  principal
               underwriter are:

                                                                 Position and Offices
                                                                 with Underwriter,
               Name and Principal                                American General
               Business Address                                  Securities Incorporated
               ------------------                                -----------------------
               F. Paul Kovach, Jr.                                Director & President
               American General Securities
                 Incorporated
               2727-A Allen Parkway
               Houston, TX 77019

               Thomas B. Phillips                                 Director & Secretary
               American General Life
               2727-A Allen Parkway
               Houston, TX  77019

               Rodney O. Martin, Jr.                              Director
               American General Life
               2727-A Allen Parkway
               Houston, TX 77019

               Robert F. Herbert                                  Associate Tax Officer
               American General Life
               2727-A Allen Parkway
               Houston, Texas 77019

               John V. LaGrasse                                   Vice President
               American General Life
               2727-A Allen Parkway
               Houston, TX 77019

               Fred G. Fram                                       Vice President
               American General Securities
                 Incorporated
               2727-A Allen Parkway
               Houston, TX  77019


                                     C-13


               Steven A. Glover                                   Assistant Secretary
               American General Life
               2727-A Allen Parkway
               Houston, TX  77019

               Carole D. Hlozek                                   Administrative Officer
               American General Securities
                 Incorporated
               2727 Allen Parkway
               Houston, TX  77019

               J. Andrew Kalbaugh                                 Administrative Officer
               American General Securities
                 Incorporated
               2727 Allen Parkway
               Houston, TX  77019

               Kenneth D. Nunley                                  Associate Tax Officer
               2727-A Allen Parkway
               Houston, TX 77019

          (c)  Not Applicable.


ITEM 30.  LOCATION OF RECORDS

          All records referenced under Section 31(a) of the 1940 Act, and Rules 31a-1 through 31a- 3 thereunder, are maintained and in the custody of American General Life Insurance Company at its principal executive office located at 2727-A Allen Parkway, Houston, TX 77019.


ITEM 31.  MANAGEMENT SERVICES

          Not Applicable.


ITEM 32.  UNDERTAKINGS

          The Registrant undertakes: A) to file a post-effective amendment to this Registration Statement as frequently as is necessary to ensure that the audited financial statements in the Registration Statement are never more than 16 months old for so long as payments under the Contracts may be accepted; B) to include either (1) as part of any application to purchase a Contract offered by a prospectus, a space that an applicant can check to request a Statement of Additional Information, or (2) a toll-free number or a post card or similar written communication affixed to or included in the applicable prospectus that the applicant can remove to send for a Statement of Additional Information; C) to deliver any Statement of Additional Information and any financial statements required to be made available under this form promptly upon written or oral request.

     REPRESENTATION REGARDING THE REASONABLENESS OF AGGREGATE FEES AND CHARGES DEDUCTED UNDER THE CONTRACTS PURSUANT TO SECTION 26)(E)(2)(A) OF THE INVESTMENT COMPANY ACT OF 1940

     AGL represents that the fees and charges deducted under the Contracts that are identified as Contract Form No. 97505 and comprehended by this Registration Statement, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by AGL under the Contracts. AGL bases its representation on its assessment of all of the facts and circumstances, including such relevant factors, as: the nature and extent of such services, expenses and risks; the need for AGL to earn a profit; the degree to which the Contracts include innovative features; and the regulatory standards for exemptive relief under the Investment Company Act of 1940 used prior to October 1996, including the range of industry practice. This representation applies to all Policies sold pursuant to this Registration Statement, including those sold on the terms specifically described in the Prospectus contained herein, or any variations therein, based on supplements, endorsements, or riders to any Policies or prospectus, or otherwise.

                                  SIGNATURES

     As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant, American General Life Insurance Company Separate Account D, has duly caused this Registration Statement to be signed on its behalf, in the City of Houston, and State of Texas on this 18th day of November, 1997.

AMERICAN GENERAL LIFE INSURANCE           AMERICAN GENERAL LIFE INSURANCE
  COMPANY SEPARATE ACCOUNT D                         COMPANY
         (Registrant)                              (Depositor)

    /s/ROBERT F. HERBERT, JR.              /s/ROBERT F. HERBERT, JR.
By: ---------------------------            -------------------------
    ROBERT F. HERBERT, JR.                 ROBERT F. HERBERT, JR.
    Senior Vice President of               Senior Vice President
    American General Life
    Insurance Company

     As required by the Securities Act of 1933, this Registration Statement has been signed by the following officers and directors of American General Life Insurance Company in the capacities and on the dates indicated.

        Signature                         Title                       Date
        ---------                         -----                       ----
 RODNEY O. MARTIN, JR.*
 ------------------------           Principal Executive
 (Rodney O. Martin, Jr.)                  Officer                November 18, 1997

ROBERT F. HERBERT, JR.*
 ------------------------          Principal Financial and
(Robert F. Herbert, Jr.)              Accounting Officer         November 18, 1997



      Directors
      ----------
                                                      JOHN V. LaGRASSE*
 ------------------------                             ------------------------
 (Robert M. Devlin)                                   (John V. LaGrasse)

                                                      RODNEY O. MARTIN, JR.*
 ------------------------                             ------------------------
 (James S. D'Agostino, Jr.)                           (Rodney O. Martin, Jr.)

 DAVID A. FRAVEL*                                     JON P. NEWTON*
 ------------------------                             ------------------------
 (David A, Fravel)                                    (Jon P. Newton)

 ROBERT F. HERBERT, JR.*
 ------------------------                             ------------------------
 (Robert F. Herbert, Jr.)                             (Phillip K. Polkinghorn)

                                                      PETER V. TUTERS*
 ------------------------                             ------------------------
 (Royce G. Imhoff, II)                                (Peter V. Tuters)


 /s/ Steven A. Glover
 --------------------------------------
 *By Steven A. Glover, Attorney-in-Fact               November 18, 1997

                                 EXHIBIT INDEX


 4 (a) Specimen form of Combination Fixed and Variable Deferred Annuity Select ReserveTM Contract (Form No. 97505).


 5 (a)     Specimen form of Application for Contract Form No. 97505.